                                                                    Exhibit 4.14


                                   TERM SHEET
                            Long Term Loan Agreement

The following are the main terms and conditions pursuant to which Banco Santander Serfin, S.A. Innova S. de R.L. de C.V. and Grupo Televisa, S.A. entered into a long term loan agreement dated April 7, 2006 (the "Loan Agreement").

Bank:                        BANCO SANTANDER SERFIN, S.A.

Borrower:                    INNOVA, S. DE R.L. DE C.V.

Guarantor:                   GRUPO TELEVISA, S.A.

Currency:                    Mexican Peso

Total Principal Amount:      Ps.1,400,000,000

Disbursement Date:           April 21, 2006

Term:                        10 years

Maturity:                    April 21, 2016

Interest Rate:               Fixed: 8.98% for the first 3 years

                             Variable: TIIE+24basis points for the last 7 years

Prepayment clause:           Minimum prepayments of Ps.50,000,000. If prepayment
                             occurs within the first 36 months after the disbursement date, Borrower shall pay to Bank a fee equal to the amount that would have been incurred after a mark-to-market valuation on the date of the prepayment. After month 36, no fee payment applies in case of prepayments.

Use of Proceeds:             The proceeds from this loan may only be used for
                             the anticipated acquisition of Borrower's Senior
                             Notes due 2013, the expenses related to execution of the Loan Agreement and the payment of any other indebtedness of Borrower that has a financing cost.

Financial Ratios:            Consolidated Leverage Ratio (total net debt to
                             EBITDA) no higher than 4.0x

                             Interest Coverage Ratio (EBITDA to Interest) no lower than 2.0x

CONTRATO DE APERTURA DE CREDITO SIMPLE (EL "CONTRATO") QUE CELEBRAN ESTE DIA SIETE DE ABRIL DE 2006, INNOVA, S. DE R.L. DE C.V. (INDISTINTAMENTE, LA "ACREDITADA" O "INNOVA"), REPRESENTADA EN ESTE ACTO POR ALEXANDRE MOREIRA PENNA DA SILVA Y AZUCENA DOMINGUEZ COBIAN; BANCO SANTANDER SERFIN, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO SANTANDER SERFIN (EL "BANCO"), REPRESENTADO EN ESTE ACTO POR VICENTE FERNANDO MESTRE ROMERO Y MARIA DEL PILAR HERRERA LUDENA; Y GRUPO TELEVISA, S.A. (INDISTINTAMENTE, "GT" O LA "FIADORA"), REPRESENTADA EN ESTE ACTO POR LOS SRES. SALVI RAFAEL FOLCH VIADERO Y JORGE AGUSTIN LUTTEROTH ECHEGOYEN, CONFORME A LAS SIGUIENTES DECLARACIONES Y
CLAUSULAS:

                                    PREAMBULO

      Los terminos definidos que se utilizan en el presente Contrato tienen el significado que se les atribuye en la Clausula Primera.

                                  DECLARACIONES

      I. Declara la Acreditada, por conducto de sus representantes legales, que:

      (a) Es una sociedad debidamente constituida y existente conforme a las leyes de Mexico.

      (b) La celebracion, suscripcion, entrega y cumplimiento por su parte de este Contrato y del Pagare, estan comprendidos dentro de su objeto social, han sido debidamente autorizados por todas las medidas corporativas pertinentes y no estan en conflicto con, ni son inconsistentes con, ni resultan en incumplimiento de (i) sus estatutos vigentes a la fecha del presente Contrato; (ii) hasta donde es de su conocimiento, cualquier ley que le sea aplicable a la fecha del presente Contrato; (iii) cualquier termino, condicion, obligacion o restriccion contractual alguna que la obligue o afecte el cumplimiento de sus obligaciones conforme al presente Contrato; (iv) ni resultan en la constitucion o imposicion de cualquier Gravamen sobre cualesquiera de sus propiedades o activos, ni de cualesquiera obligaciones a su cargo bajo cualquier contrato o convenio del que sea parte y que se encuentre vigente a la fecha del presente Contrato.

      (c) Excepto por lo que se establece en este Contrato, no se requiere de autorizacion ni registro alguno de, o ante cualquier Autoridad Gubernamental, para la debida celebracion, suscripcion, entrega y cumplimiento por su parte del presente Contrato y del Pagare, ni para la legalidad, validez o exigibilidad de los mismos.

      (d) Este Contrato constituye, y el Pagare una vez suscrito por ella constituira, obligaciones legales y validas de la Acreditada, exigibles en su contra de conformidad con sus respectivos terminos.

      (e) Sus estados de situacion financiera auditados y consolidados por el ejercicio terminado al 31 de diciembre de 2004, y sus estados de resultados y estados de cambios en la posicion financiera consolidados para dicho periodo, y sus estados de situacion financiera consolidados al 31 de diciembre de 2005, y sus estados de resultados y estados de cambios en la posicion financiera consolidados para dicho periodo, fueron preparados de conformidad con los PCGA, presentan adecuadamente su situacion financiera y resultados de operaciones consolidados durante y para el periodo cubierto por los mismos.

      (f) Toda la informacion material (considerada en conjunto), proporcionada por escrito hasta esta fecha por su parte o por su cuenta para efectos de o en relacion con el presente Contrato o cualquier operacion contemplada en el mismo es, y cualquier otra informacion material similar (considerada en conjunto) que se proporcione por escrito a partir de esta fecha por su parte o por su cuenta sera, completa y precisa en todo aspecto significativo en la fecha a que dicha informacion este referida y no omitira hecho significativo alguno que fuera necesario comunicar a modo que dicha informacion (considerada en conjunto) no conduzca a error en dicho momento en funcion de las circunstancias bajo las cuales fue proporcionada.

      (g) Ha presentado todas las declaraciones de Impuestos requeridas y ha pagado todos los Impuestos a su cargo que se han causado de conformidad con dichas declaraciones de Impuestos y cualesquiera otros impuestos y contribuciones a su cargo que se han causado, salvo por los no vencidos y los impugnados de buena fe mediante procedimientos apropiados, iniciados y conducidos oportuna y diligentemente, y para los cuales se hayan establecido reservas adecuadas de conformidad con los PCGA, y por aquellos cuya falta de declaracion o pago no sea de esperarse que razonablemente puedan afectar adversamente y en forma importante su condicion financiera o su Negocio Principal.

      (h) A la fecha de firma de este Contrato no existe (i) ninguna reclamacion de importancia pendiente o, que a su leal saber sea inminente, en relacion con practicas laborales, en su contra o en contra de cualquiera de sus Subsidiarias Significantes ante cualquier Autoridad Gubernamental con jurisdiccion sobre dichos asuntos, y no existen procedimientos pendientes, o que a su leal saber sean inminentes, derivados o relacionados con cualesquiera contratos colectivos de trabajo en su contra o en contra de cualesquiera de sus Subsidiarias Significantes; (ii) ninguna huelga, conflicto laboral, paro significativo pendiente o, que a su leal saber sea inminente, en su contra o en contra de cualquiera de sus Subsidiarias Significantes; y (iii) a su leal saber, cuestionamiento alguno sobre la representatividad de ningun sindicato con respecto a sus empleados o de cualquiera de sus Subsidiarias Significantes, ni se estan llevando a cabo actividades de organizacion sindical, salvo aquellas actividades (respecto de cualquiera de los asuntos especificados en los incisos
(i), (ii) o (iii) anteriores, ya sea en lo individual o en conjunto) de las que no fuera de esperarse razonablemente que puedan afectar adversamente y en forma importante su condicion financiera o su Negocio Principal o la de cualquiera de sus Subsidiarias Significantes.

      (i) Todo contrato importante del que sea parte la Acreditada o cualquiera de sus Subsidiarias Significantes (incluyendo, sin limitacion, cualquier acta de emision, hipoteca, fideicomiso, credito o cualquier otro instrumento o documento) se encuentra en pleno vigor y efecto, y (i) ni la Acreditada ni cualquiera de sus Subsidiarias Significantes se encuentra en incumplimiento substancial en terminos de cualquier disposicion de cualesquiera de tales contratos, y (ii) no existen condiciones que, mediante aviso o por el transcurso del tiempo o ambos o por cualquier otro motivo, pudieran constituir un incumplimiento en terminos de dichos contratos en cualquiera de los casos anteriores, del que pudiera esperarse razonablemente, en lo individual o en conjunto, que puedan afectar adversamente y en forma importante la condicion financiera o el Negocio Principal de la Acreditada o de cualquiera de sus Subsidiarias Significantes.

      (j) Se encuentra, al igual que sus Subsidiarias Significantes, en cumplimiento en todo respecto, con sus respectivas obligaciones relativas a seguridad social, pension y retiro y obligaciones legales referentes a la vivienda de sus trabajadores, asi como los planes de beneficios a empleados establecidos o a los que contribuyen respectivamente, y no tienen pendiente ninguna responsabilidad con respecto a dichos planes de beneficios a empleados, excepto en la medida en que de su incumplimiento no es de esperarse razonablemente que pudiera afectar adversamente y en forma importante su condicion financiera o su Negocio Principal ni la de sus Subsidiarias Significantes.

      (k) La Acreditada y cada una de sus Subsidiarias Significantes han cumplido, y en la Fecha de Disposicion estaran en cumplimiento con toda Ley Ambiental aplicable en todo aspecto significativo, excepto por aquellos incumplimientos de los que no fuera de esperarse razonablemente, en lo individual o en conjunto, que puedan afectar adversamente y en forma importante la condicion financiera o el Negocio Principal de la Acreditada o de sus Subsidiarias Significantes. La Acreditada y cada una de sus Subsidiarias Significantes ha obtenido todos los permisos que se requieren en terminos de la Ley Ambiental aplicable en relacion con sus respectivos negocios u operaciones y cada uno de dichos permisos se encuentra en pleno vigor y efecto y la Acreditada y cada una de sus Subsidiarias Significantes se encuentra en cumplimiento con los requerimientos de cualesquiera permisos emitidos en terminos de dicha Ley Ambiental, salvo por aquellos de los que no fuera de esperarse razonablemente que tengan, en lo individual o en conjunto, o que pudieran tener un efecto adverso importante en la condicion financiera o las operaciones de la Acreditada
o cualquiera de sus Subsidiarias Significante. No existen Reclamaciones Ambientales (salvo por reclamaciones en relacion con las cuales no fuera de esperarse razonablemente que pudieran afectar adversamente y en forma importante la condicion financiera o las operaciones de la Acreditada) pasadas, pendientes o, que al leal saber de la Acreditada, sean inminentes en contra de la Acreditada o cualquiera de sus Subsidiarias Significantes.

      (l) No existe accion, demanda o procedimiento alguno pendiente, o que al leal saber de la Acreditada sea inminente, ante tribunal, Autoridad Gubernamental o arbitro alguno, contra la Acreditada o cualquiera de sus Subsidiarias Significantes o sus respectivos activos, que pudiera afectar adversamente y en forma importante, la condicion financiera o las operaciones de la Acreditada o cualquiera de sus Subsidiarias Significantes, o la capacidad de la Acreditada para cumplir con las obligaciones que le derivan de este Contrato y del Pagare.

      (m) A la fecha de este Contrato, no se encuentra en incumplimiento respecto de Deuda o convenio alguno de importancia del que sea parte o por virtud del cual pueda estar obligada y que pudiera afectar adversamente y en forma importante la condicion financiera o las operaciones de la Acreditada.

      (n) A partir del 31 de diciembre de 2005, fecha del ultimo estado financiero disponible, no ha ocurrido ningun evento o condicion en o antes de la fecha de este Contrato que tenga o pueda tener un efecto adverso de importancia en sus negocios, activos, responsabilidades o condicion (financiera o de cualquier otra naturaleza), que pueda afectar el resultado de sus operaciones o proyectos o su capacidad para cumplir con las obligaciones que le derivan de este Contrato y del Pagare.

      (o) Las personas que celebran el presente Contrato en nombre y representacion de la Acreditada tienen todos los poderes y facultades suficientes, asi como las autorizaciones corporativas necesarias para celebrar el presente Contrato en su nombre y representacion y para obligarla en los terminos y condiciones estipulados en el mismo, y que dichos poderes, facultades y autorizaciones corporativas no les han sido revocadas o limitadas en forma alguna.

      (p) En este acto solicita al Banco un credito hasta por la suma de $1,400,000,000.00 (un mil cuatrocientos millones de Pesos 00/100), para ser utilizados unica y exclusivamente en (1) pagar (o readquirir) parcial y anticipadamente los titulos de deuda emitidos por Innova, S. de R.L. de C.V., denominados "Senior Notes" con vencimiento en 2013 por EU$300'000,000.00 (trescientos millones de dolares, moneda de curso legal en los Estados Unidos de America) y los gastos relacionados con la celebracion del presente Contrato y el pago anticipado de dichos "Senior Notes" y (2) pagar pasivos con costo financiero de la Acreditada.

II. Declara la Fiadora, por conducto de sus representantes legales, que:

      (a) Es una sociedad debidamente constituida y existente conforme a las leyes de Mexico.

      (b) La celebracion, suscripcion, entrega y cumplimiento por su parte de este Contrato y del Pagare, estan comprendidos dentro de su objeto social, han sido debidamente autorizados por todas las medidas corporativas pertinentes y no estan en conflicto con, ni son inconsistentes con, ni resultan en incumplimiento de (i) sus estatutos vigentes a la fecha del presente Contrato; (ii) hasta donde es de su conocimiento, cualquier ley que le sea aplicable a la fecha del presente Contrato; (iii) cualquier termino, condicion, obligacion o restriccion contractual alguna que la obligue o afecte el cumplimiento de sus obligaciones conforme al presente Contrato; (iv) ni resultan en la constitucion o imposicion de cualquier Gravamen sobre cualesquiera de sus propiedades o activos, ni de cualesquiera obligaciones a su cargo bajo cualquier contrato o convenio del que sea parte y que se encuentre vigente a la fecha del presente Contrato.

      (c) Excepto por lo que se establece en este Contrato, a la fecha del mismo no requiere de autorizacion ni registro alguno de, o ante cualquier Autoridad Gubernamental, para la debida celebracion, suscripcion, entrega y cumplimiento por su parte del presente Contrato y del Pagare, ni para la legalidad, validez o exigibilidad de los mismos.

      (d) Este Contrato constituye, y el Pagare una vez suscrito "por aval" por su parte constituira, obligaciones legales y validas, exigibles en su contra de conformidad con sus respectivos terminos.

      (e) Sus estados de situacion financiera auditados y consolidados por el ejercicio terminado al 31 de diciembre de 2004, y sus estados de resultados y estados de cambios en la posicion financiera consolidados para dicho periodo, y sus estados de situacion financiera consolidados al 31 de diciembre de 2005, y sus estados de resultados y estados de cambios en la posicion financiera consolidados para dicho periodo, fueron preparados de conformidad con los PCGA y presentan adecuadamente su situacion financiera y resultados de operaciones consolidados durante y para los periodos cubiertos por los mismos.

      (f) Toda la informacion (considerada en conjunto), proporcionada por escrito hasta esta fecha al Banco por su parte o por su cuenta para efectos de o en relacion con el presente Contrato o cualquier operacion contemplada en el mismo es, y cualquier otra informacion similar (considerada en conjunto) que se proporcione por escrito a partir de esta fecha al Banco por su parte o por su cuenta sera, completa y precisa en todo aspecto significativo en la fecha a que dicha informacion este referida y no omitira hecho significativo alguno que fuera necesario comunicar a modo que dicha informacion (considerada en conjunto) no conduzca a error en dicho momento en funcion de las circunstancias bajo las cuales fue proporcionada.

      (g) A la fecha del presente Contrato, no existe accion, demanda o procedimiento alguno pendiente, o que a su leal saber sea inminente, ante tribunal, Autoridad Gubernamental o arbitro alguno, en su contra o de sus respectivos activos, que pudiera afectar adversamente y en forma importante, su condicion financiera o sus operaciones principales o su capacidad para cumplir con las obligaciones que le derivan de este Contrato y del Pagare.

      (h) A la fecha de este Contrato, no se encuentra en incumplimiento respecto de cualquier adeudo o convenio de importancia del que sea parte o por virtud del cual pueda estar obligada cuya suma principal exceda la cantidad de EU$1'000,000.00 (un millon de Dolares 00/100) (o su equivalente en Pesos).

      (i) A partir del 31 de diciembre de 2005, fecha del ultimo estado financiero disponible, no ha ocurrido ningun evento o condicion en o antes de la fecha de este Contrato que tenga o pueda tener un efecto adverso de importancia en los negocios, activos, responsabilidades o condicion (financiera o de cualquier otra naturaleza), que pueda afectar el resultado de sus operaciones o proyectos o su capacidad para cumplir con las obligaciones que le derivan de este Contrato y del Pagare.

      (j) Esta dispuesta a garantizar el cumplimiento exacto y oportuno de todas y cada una de las obligaciones de la Acreditada conforme a este Contrato y el Pagare y a obligarse en los terminos de los mismos.

      (k) Las personas que celebran el presente Contrato en su nombre y representacion tienen todos los poderes y facultades suficientes, asi como las autorizaciones corporativas necesarias para celebrar el presente Contrato en su nombre y representacion y para obligarla en los terminos y condiciones estipulados en el mismo, y que dichos poderes, facultades y autorizaciones corporativas no les han sido revocadas o limitadas en forma alguna.

III. Declara el Banco, por conducto de sus representantes legales, que:

      (a) Es una sociedad debidamente constituida y existente conforme a las leyes de Mexico.

      (b) La celebracion, suscripcion, entrega y cumplimiento por su parte de este Contrato, esta comprendido dentro de su objeto social, han sido debidamente autorizados por todas las medidas corporativas pertinentes y no estan en conflicto con, ni son inconsistentes con, ni resultan en incumplimiento de (i) sus estatutos vigentes a la fecha del presente Contrato, ni (ii) hasta donde es de su conocimiento, cualquier ley, termino, condicion, obligacion o restriccion contractual alguna que la obligue o afecte; ni de cualesquiera obligaciones a su cargo bajo cualquier contrato o convenio del que sea parte.

      (c) No se requiere de autorizacion ni registro alguno de, o ante cualquier Autoridad Gubernamental, para la debida celebracion, suscripcion, entrega y cumplimiento por su parte del presente Contrato, ni para la legalidad, validez o exigibilidad del mismos.

      (d) Este Contrato constituye obligaciones legales y validas, exigibles en su contra de conformidad con sus respectivos terminos.

      (e) No existe accion, demanda o procedimiento alguno pendiente, o que a su leal saber sea inminente, ante tribunal, Autoridad Gubernamental o arbitro alguno, en su contra o sus respectivos activos, que pudiera afectar adversamente y en forma importante, su condicion financiera o sus operaciones, o su capacidad para cumplir con las obligaciones que le derivan de este Contrato.

      (f) Con base en las declaraciones de la Acreditada y de la Fiadora contenidas anteriormente y de conformidad con los terminos y sujeto a las condiciones previstas en este Contrato, ha convenido en poner a disposicion de la Acreditada un credito hasta por una suma principal igual a $1,400,000,000.00 (un mil cuatrocientos millones de pesos 00/100, M.N.).

      (g) Las personas que celebran el presente Contrato en nombre y representacion del Banco tienen todos los poderes y facultades suficientes, asi como las autorizaciones corporativas necesarias para celebrar el presente Contrato en su nombre y representacion y para obligarla en los terminos y condiciones estipulados en el mismo, y que dichos poderes, facultades y autorizaciones corporativas no les han sido revocadas o limitadas en forma alguna.

      EN VIRTUD DE LO ANTERIOR, con base en las Declaraciones de la Acreditada y la Fiadora contenidas en el presente Contrato, las cuales constituyen motivo determinante de la voluntad del Banco para celebrar el presente Contrato, las partes se obligan conforme a los terminos y condiciones que se pactan en las siguientes clausulas:

                                    CLAUSULAS

                                     PRIMERA
                          DEFINICIONES, INTERPRETACION

      1.01. Definicion de Terminos. Para efectos del presente Contrato, los siguientes terminos tendran el significado que se les atribuye a continuacion:

"AFILIADA" significa, en relacion con cualquier Persona, cualquier otra Persona que, directa o indirectamente, controle a, sea controlada por o se encuentre bajo el control comun directo o indirecto con, dicha Persona. Para efectos de esta definicion, "control" (incluyendo, con significados correlativos, los terminos "controlando", "controlado por" y "bajo el control comun con"), en relacion con cualquier Persona, significara la facultad, directa o indirecta, de dirigir o influir en la direccion de la administracion y politicas de dicha Persona, ya sea mediante la titularidad o tenencia de valores con derecho a voto, por convenio o de cualquier otra forma. Para efectos de este Contrato, GT, News Corporation, The DirecTV Group, Inc. y cualquier otra Persona que sea titular de acciones o partes sociales en la Acreditada, y las respectivas Subsidiarias y Afiliadas de estas Personas, se consideraran como Afiliadas de la Acreditada.

"AGENTE DE CALCULO" significa, el Banco.

"AGENTES DE CALCULO SUSTITUTOS" significan, los tres participantes (excluyendo a Afiliadas del Banco) que, en la Fecha de Pago Anticipado, sean los mas activos en terminos del numero y volumen de Operaciones de Derivados en el Mercado Mexicano de Derivados, conforme a la determinacion que haga en forma concluyente el Banco y que sean aprobados por la Acreditada por escrito.

"ARRENDAMIENTO CAPITALIZABLE" significa, segun se aplique a cualquier Persona, cualquier arrendamiento de cualquier bien o activo cuyo valor presente descontado de las obligaciones de pago de renta y demas obligaciones de arrendamiento de dicha Persona en su caracter de arrendatario, de conformidad con los PCGA, se requiera capitalizar y contabilizar en el balance general de dicha Persona como arrendamiento capitalizable; y "OBLIGACIONES POR ARRENDAMIENTOS CAPITALIZABLES" significa el valor presente descontado de las obligaciones de pago de renta y demas obligaciones de arrendamiento de dicha Persona en su caracter de arrendatario bajo dicho arrendamiento, determinado de conformidad con los PCGA.

"AUTORIDAD GUBERNAMENTAL" significa, cualquier secretaria, departamento administrativo, agencia, comision, oficina, junta, autoridad regulatoria, registro, dependencia, corporacion u otro cuerpo, entidad o tribunal gubernamental (incluyendo, sin limitacion, autoridades bancarias y fiscales) de,
o propiedad de, o controlada por, Mexico, o cualquier subdivision politica de este, que en cada caso ejerza funciones ejecutivas, legislativas, judiciales, regulatorias o administrativas.

"AVISO DE DISPOSICION" tiene el significado que se le atribuye en el inciso (a) de la Clausula 2.02 del presente Contrato.

"CAPITAL SOCIAL" significa, respecto de cualquier Persona, todas las acciones, partes sociales, intereses, participaciones o equivalentes (como quiera que se les denomine, ya sea con o sin derechos de voto) representativas del capital social de dicha Persona, ya sea actualmente en circulacion o emitidas con posterioridad a la fecha de firma del presente Contrato.

"CAUSA DE INCUMPLIMIENTO" tiene el significado que se le atribuye en la Clausula
6.01 del presente Contrato.

"COSTO POR ROMPIMIENTO DE FONDEO" significa cualquier perdida o costo incurrido
o en el que hipoteticamente pudiera haber incurrido alguna de las partes, que se derive (i) del pago anticipado del Credito, conforme a Clausula 2.04 del presente Contrato o (ii) como resultado de la disposicion parcial del Credito en terminos de la Clausula 2.01 del presente Contrato.

"CREDITO" significa, el credito que el Banco pone a disposicion de la Acreditada conforme a los terminos y sujeto a las condiciones del presente Contrato, hasta por una suma principal igual a $1,400,000,000.00 (un mil cuatrocientos millones de pesos 00/100, M.N.).

"DETERMINACION POR METODOLOGIA DE VALUACION" tiene el significado que se le atribuye en el inciso (c) de la Clausula 2.04 del presente Contrato.

"DERIVADOS" significa, respecto de cualquier Persona, cualquier tipo de operaciones derivadas, incluyendo, sin limitacion, futuros sobre capital, coberturas de capital, operaciones de intercambio de divisas, futuros sobre divisas, operaciones de intercambio de tasas de interes, opciones de intercambio u operaciones similares o combinaciones de las operaciones antes mencionadas, y todas las obligaciones de dicha Persona, directas o contingentes, que garanticen las obligaciones de otra Persona respecto de las operaciones antes mencionadas.

"DEUDA" significa, respecto de cualquier Persona, sin duplicar, (i) todas las obligaciones de pago derivadas de dinero tomado en prestamo, (ii) todas las obligaciones de pago documentadas en bonos, obligaciones, pagares o instrumentos similares, (iii) todas las obligaciones de pagar el precio de compra diferido de bienes o servicios cuyo precio de compra venza con posterioridad a un plazo de un ano contado a partir de la fecha en que se haya recibido la titularidad y propiedad del mismo o que se hayan prestado dichos servicios y que tengan algun costo de interes, (iv) todas las obligaciones de dicha Persona en su caracter de arrendatario conforme a Arrendamientos Capitalizables, (v) todas las obligaciones en que haya incurrido dicha Persona en relacion con financiamientos a la exportacion. Sin perjuicio de lo anterior, Deuda no incluira pasivos referentes a: (A) cuentas por pagar o Deudas que deriven o se incurran del curso normal del negocio (incluyendo, sin limitar, pagos de programadores; compra de activos recurrentes como cajas decodificadoras, antenas parabolicas, tarjetas inteligentes, dispositivos "LNBs" y controles remotos; pagos a masters, distribuidores y reparadores; pagos de obligaciones por servicios satelitales y de transpondedores, etc., aun si dichas obligaciones vencen en un plazo superior a un ano), (B) todas las obligaciones (presentes, pasadas o futuras) que se incurran como resultado de la compra de activos de empresas que se dediquen al mismo giro de negocio (incluyendo las modificaciones o cambios en el mismo que surjan de la innovacion o convergencia tecnologica) que la Acreditada o sus Subsidiarias, incluyendo la compra de acciones, partes sociales, participaciones, listas de suscriptores, sistemas, suscriptores, entre otras, (C) toda cuenta por pagar que no tenga un costo financiero expreso, (D) impuestos federales, estatales, locales, impuestos sobre la renta, impuestos al activo o demas impuestos de Mexico, de los Estados Unidos de America o cualquier otra jurisdiccion, incluyendo retenciones a trabajadores de conformidad con la legislacion en materia de seguridad social o prevision social aplicable, (E) cantidades recibidas por la Acreditada o sus Subsidiarias en virtud de contratos de deposito u otros acuerdos con terceros para la prestacion de servicios de publicidad, television restringida y conexos u otros servicios de dichos terceros, ya sea evidenciados en dinero, pagares, cuentas por cobrar u otros activos, (F) endosos de titulos de creditos para su deposito o cobranza, u operaciones similares en el curso ordinario de negocios, (G) Deuda a cargo de la Acreditada o de cualquier Subsidiaria y a favor de (x) cualquier Afiliada o (y) la Acreditada o cualquier Subsidiaria de la Acreditada respectivamente; (H) cualquier Deuda que haya sido cancelada o satisfecha de conformidad con los terminos de los documentos que regulan dicha Deuda, (I) Deuda como arrendatario, fiador, o para obtener servicios o la propiedad de satelites o transpondedores (sin importar si dichos arrendamientos estan catalogados como Arrendamientos Capitalizables).

"DIA HABIL" significa cualquier dia excepto sabado, domingo y cualquier dia que en la Ciudad de Mexico sea un dia de descanso obligatorio o un dia en el que las instituciones bancarias esten autorizadas u obligadas por ley u otra disposicion gubernamental a mantener sus puertas cerradas.

"DISPOSICION" significa el desembolso de dinero hecho por el Banco en favor de la Acreditada hasta por el monto del Credito, conforme a los terminos y sujeto a las condiciones de este Contrato.

"DOLARES" y el signo de "EU$" significan la moneda de curso legal en los Estados Unidos de America.

"EBITDA CONSOLIDADO" significa, respecto de cualquier periodo (sin duplicacion), respecto de la Acreditada y sus Subsidiarias, la suma de la utilidad consolidada de operacion (determinada conforme a PCGA) para dicho periodo, antes de depreciacion y amortizacion.

"FECHA DE DISPOSICION" significa la fecha especificada en el Aviso de Disposicion, la cual no podra exceder del 21 de abril de 2006.

"FECHA DE PAGO ANTICIPADO" tiene el significado que se le atribuye en el inciso
(b) de la Clausula 2.04 del presente Contrato.

"FECHA DE PAGO DE INTERESES" significa el ultimo dia de cada Periodo de
Intereses.

"FUNCIONARIO RESPONSABLE" significa, respecto de cualquier Persona, el Director General, el Director de Finanzas, el Contralor, el Director Juridico o cualquier representante legal con poder suficiente de dicha Persona siempre y cuando dicho representante legal tenga un cargo directivo en dicha Persona.

"GASTOS FINANCIEROS CONSOLIDADOS" significa, para cualquier periodo (sin duplicar) los Gastos por Intereses Consolidados para dicho periodo, excluyendo el componente principal de rentas en relacion con obligaciones por Arrendamientos Capitalizables o cualquier obligacion que se incurra para la adquisicion, lanzamiento, prestacion de servicios de satelites o transpondedores y/o para financiar los mismos, pagados por la Acreditada y sus Subsidiarias y los intereses causados por obligaciones con Afiliadas y Subsidiarias.

"GASTOS POR INTERESES CONSOLIDADOS" significa, para cualquier periodo, el total de los gastos brutos por intereses de la Acreditada y sus Subsidiarias consolidadas atribuibles a dicho periodo de conformidad con los PCGA.

"GRAVAMEN" significa, en relacion con cualquier propiedad, bien o activo de una Persona, cualquier hipoteca, prenda, caucion o prenda bursatil, fideicomiso, aval, afectacion o limitacion de dominio, fianza, embargo, carga o cualquier otro gravamen o garantia de cualquier naturaleza o cualquier acuerdo de preferencia sobre dicha propiedad, bien o activo de dicha Persona que tenga el efecto practico de crear un derecho real o personal de garantia o gravamen sobre dicha propiedad, bien o activo.

"GRUPO SALINAS" significa, cualquiera de las siguientes Personas, asi como cualquier Afiliada o subsidiaria de las mismas: Ricardo Salinas Pliego, Grupo Elektra, S.A. de C.V.; Grupo Iusacell, S.A. de C.V.; TV Azteca, S.A. de C.V.; Biper, S.A. de C.V.; Unefon, S.A. de C.V.; Banco Azteca, S.A., Institucion de Banca Multiple; Seguros Azteca, S.A. de C.V. o Afore Azteca, S.A. de C.V., Administradora de Fondos para el Retiro. Para efectos de esta definicion, subsidiaria significa cualquier sociedad en la que cualquier Persona tenga mas del 50% (cincuenta por ciento) de sus acciones con derecho a voto, ya sea directamente o de manera indirecta a traves de sociedades, asociaciones, fideicomisos u otra entidad o acto juridico, o bien, en la que tenga, por cualquier titulo, la facultad de nombrar a la mayoria de los miembros del consejo de administracion, u organo equivalente, o de determinar las politicas de operacion de la sociedad de que se trate.

"IMPUESTOS" tiene el significado que se le atribuye en el inciso (a) de la Clausula 2.10 del presente Contrato.

"INDICE DE APALANCAMIENTO CONSOLIDADO" significa, la Deuda al ultimo dia de cualquier trimestre fiscal, dividida entre el EBITDA Consolidado a dicha fecha (basado en los ultimos cuatro (4) trimestres fiscales que terminen en dicho trimestre).

"INDICE DE COBERTURA DE INTERESES" significa, para cualquier periodo, la relacion de (i) el EBITDA Consolidado para dicho periodo, dividido entre (ii) los Gastos Financieros Consolidados para el mismo periodo respecto del cual fue calculado el EBITDA Consolidado.

"LEY AMBIENTAL" significa, todas las leyes ambientales, de salud y de seguridad aplicables, ya sean federales, estatales, municipales o locales, incluyendo, en forma enunciativa mas no limitativa, la Ley General del Equilibrio Ecologico y la Proteccion al Ambiente y sus reglamentos, la Ley de Aguas Nacionales y su Reglamento, la Ley General de Salud (en la medida en que se relacione con cuestiones ambientales), el Reglamento Federal de Seguridad, Higiene y Medio Ambiente en el Trabajo (en la medida en que se relacione con cuestiones ambientales), y todas las Normas Oficiales Mexicanas y leyes estatales que establezcan limites maximos permisibles para emisiones aereas contaminantes de fuentes fijas, descargas de aguas residuales contaminantes a cuerpos de agua o a sistemas de drenaje, requerimientos relativos al manejo, transporte y disposicion de cualesquiera materiales peligrosos y requerimientos relativos a desechos peligrosos y a la salud y seguridad en el trabajo.

"MEXICO" significa los Estados Unidos Mexicanos.

"MOODY'S" significa Moody's Investors Service, Inc., y sus sucesores.

"NEGOCIO PRINCIPAL" significa actividades de negocios en la misma linea de negocios a la cual la Acreditada o sus Subsidiarias se encuentran dedicadas a la fecha de firma del presente Contrato, misma que incluira las adaptaciones, modificaciones y/o implementaciones que resulten en dicho negocio derivado de la innovacion y/o convergencia tecnologica, asi como de las nuevas tendencias en la industria de las telecomunicaciones y sus servicios conexos.

"OPERACION DERIVADAS EN EL MERCADO" significan las operaciones financieras derivadas, incluyendo, entre otros, las operaciones a futuro, de opcion o de swaps, sobre diversos activos subyacentes, incluyendo valores, tasas de referencia y divisas, celebradas con el proposito de cubrir un riesgo asociado con otros activos o pasivos.

"PAGARE" tiene el significado que se le asigna en la Clausula 2.02 (b) del presente Contrato.

"PERIODO DE INTERESES" significa cada periodo de 28 dias calendario con base en el cual se calcularan los intereses que cause la suma principal insoluta del Credito; en la inteligencia de que (i) el primer Periodo de Intereses comenzara en la Fecha de Disposicion y terminara en el dia numericamente correspondiente en el mes calendario que sea 28 dias calendario despues de la misma y, (ii) cada Periodo de Intereses siguiente comenzara el dia siguiente al ultimo dia del Periodo de Intereses inmediato anterior y terminara en el dia numericamente correspondiente en el mes calendario que sea 28 dias calendario despues de la misma; en el entendido, que todas las disposiciones anteriores relacionadas con Periodos de Intereses estan sujetas a lo siguiente:
(a) si cualquier Periodo de Intereses termina en un dia que no sea un Dia Habil, dicho Periodo de Intereses terminara el Dia Habil inmediato anterior; y (b) cualquier Periodo de Intereses que se encuentre vigente en la fecha de vencimiento del Credito, terminara en dicha fecha.

"PCGA" significa, en la fecha de aplicacion respectiva, los principios de contabilidad generalmente aceptados en Mexico y consistentemente aplicados, o los principios de contabilidad que en su caso sustituyan a los principios de contabilidad generalmente aceptados en Mexico y consistentemente aplicados a la fecha del presente Contrato.

"PERSONA" significa, cualquier persona fisica o moral, fideicomiso, compania, sociedad civil o mercantil, sociedad irregular, joint venture, o cualquiera otra entidad de negocios, asociacion, gobierno, dependencia o Autoridad Gubernamental
o cualquier otra entidad de cualquier naturaleza.

"PESOS" y el signo de "$" significan, la moneda de curso legal en Mexico.

"RECLAMACIONES AMBIENTALES" significa, todas y cualesquiera acciones, demandas, requerimientos, reclamaciones, Gravamenes, avisos de incumplimiento o violacion, investigaciones o procedimientos administrativos, regulatorios o judiciales que se relacionen de cualquier manera con cualquier Ley Ambiental o con cualquier permiso emitido en terminos de cualquier Ley Ambiental (en lo sucesivo "Reclamaciones"), incluyendo, sin limitacion (a) todas y cualesquiera Reclamaciones por parte de Autoridades Gubernamentales relativas a medidas de ejecucion, limpieza, remocion o reparacion, u otras acciones o danos en terminos de cualquier Ley Ambiental aplicable, y (b) todas y cualesquiera Reclamaciones por parte de cualquier tercero exigiendo danos, contribucion, indemnizacion, reembolso de gastos, compensacion o suspension que resulten de cualesquiera materiales peligrosos o que deriven de danos o amenaza de danos a la salud, a la seguridad o al medio ambiente.

"S&P" significa, Standard & Poor's Ratings Services, una division de The McGraw-Hill Companies, Inc., y sus sucesores.

"SUBSIDIARIA" significa, respecto de cualquier Persona, cualquier sociedad civil
o mercantil, asociacion, co-inversion (joint venture), sociedad de responsabilidad limitada, fideicomiso, patrimonio o cualquier otra Persona de la que (o en la que) mas del 50% (cincuenta por ciento) de (a) en caso de ser una sociedad, las acciones emitidas y en circulacion del Capital Social con derecho a voto; (b) en el caso de ser una sociedad de responsabilidad limitada, asociacion, o co-inversion (joint venture), las partes sociales o la participacion en el Capital Social o utilidades de dicha sociedad de responsabilidad limitada, asociacion o co-inversion (joint venture); o (c) en caso de ser un fideicomiso o figura similar, el derecho de participar en el patrimonio del mismo, es en ese momento, directa o indirectamente, sea propiedad de, o este controlado por (x) dicha Persona; (y) dicha Persona y una o mas de sus Subsidiarias; o (z) una o mas de las Subsidiarias de dicha Persona.

"SUBSIDIARIA SIGNIFICANTE" significa, en cualquier fecha de determinacion, cualquier Subsidiaria de la Acreditada que (i) represente, para el ejercicio social concluido mas reciente de la Acreditada, el 20% (veinte por ciento) o mas de los ingresos consolidados de la Acreditada y sus Subsidiarias o (ii) al final de dicho ejercicio social, era la propietaria del 20% (veinte por ciento) o mas de los bienes y activos consolidados de la Acreditada y sus Subsidiarias, todo de conformidad con lo previsto en los estados financieros consolidados mas recientes disponibles de la Acreditada para dicho ejercicio social. Para los efectos previstos en los incisos (d) [quiebra - concurso], (e) [expropiacion] y
(g) [cross default] de la Clausula 6.01 del presente Contrato, si ocurre y subsiste cualquiera de los eventos descritos en dichos incisos respecto de dos o mas Subsidiarias de la Acreditada que no sean Subsidiarias Significantes pero que al ser consideradas como un todo satisfagan uno o los dos requerimientos previstos en los incisos (i) y/o (ii) del enunciado inmediato anterior, entonces se considerara que dicho evento ha ocurrido respecto de una Subsidiaria Significante. Asimismo, para los efectos del presente Contrato, el termino Subsidiaria Significante siempre incluira a la sociedad denominada Corporacion de Radio y Television del Norte de Mexico, S. de R.L. de C.V.

"TASA ORDINARIA" significa (A) durante los primeros 36 (treinta y seis) meses a partir de la Fecha de Disposicion, la tasa de interes ordinaria fija del 8.98% (ocho punto noventa y ocho por ciento) anual (la "TASA FIJA"), y (B) a partir del 22 de abril de 2009 hasta la fecha en que el monto principal insoluto del Credito sea pagado en su totalidad, la tasa de interes ordinaria que resulte de adicionar a la TIIE 24 (veinticuatro) puntos (la "TASA VARIABLE"). Para efectos de claridad, cada 100 (cien) puntos representan un punto porcentual.

"TIIE" significa la Tasa de Interes Interbancaria de Equilibrio, a plazo de veintiocho dias, publicada por Banco de Mexico en el Diario Oficial de la Federacion en la fecha de inicio del Periodo de Intereses correspondiente, o en caso de que no se publique en esa fecha, el que se publique en el Dia Habil inmediato anterior.

      1.02. Terminos Contables. Todos los terminos contables que no se definen expresamente en este Contrato, se interpretaran, y toda la informacion financiera que se deba proporcionar conforme a este Contrato se preparara, y, en su caso, se consolidara, de conformidad con los PCGA.

      1.03. Interpretacion de Terminos Definidos. (a) Los terminos definidos en esta Clausula Primera aplicaran tanto a la forma singular como al plural de dichos terminos. Cuando el contexto asi lo requiera, cualquier pronombre incluira la forma masculina, femenina o neutral correspondiente. Salvo que expresamente se establezca lo contrario, todas las referencias a numeros o letras de Clausulas, secciones, incisos o sub-incisos se refieren a Clausulas, secciones, incisos o sub-incisos de este Contrato, y todas las referencias a los Anexos se refieren a Anexos adjuntos e incorporados por referencia al presente Contrato. Se entendera que palabras (i) "en el presente", "del presente", "conforme al presente" "mas adelante en el presente" y palabras de significado similar hacen referencia a este Contrato en su conjunto y no a alguna Clausula, seccion, inciso o sub-inciso en particular del Contrato; (ii) "incluyen", "incluye" e "incluyendo" van seguidas de la frase "sin limitacion alguna", salvo que se establezca expresamente lo contrario; y (iii) "activo", "bien" y/o "propiedad" tienen el mismo significado y efecto y que se refieren a todos y cada uno de los activos, bienes y propiedades, tangibles e intangibles, incluyendo efectivo, Capital Social, valores, ingresos, cuentas, derechos de arrendamiento y contractuales. Asimismo, segun se utiliza en el presente Contrato, las cantidades en Dolares seguidas por la frase "o su equivalente en Pesos" se entenderan que se refieren al equivalente en Pesos, al tipo de cambio publicado por Banco de Mexico en el Diario Oficial de la Federacion en la fecha de determinacion aplicable.

      (b) Se considerara que cualquier referencia a (i) cualquier contrato, convenio o instrumento incluye la referencia a dicho contrato, convenio o instrumento segun el mismo sea modificado ya sea total o parcialmente o de cualquier otra forma reformado de tiempo en tiempo, y (ii) cualquier ley o reglamento incluye las reformas a los mismos de tiempo en tiempo o a cualquier ley o reglamento que los sustituya.

      1.04. Calculos de Periodos de Tiempo. En este Contrato, para calcular un periodo de tiempo de una fecha especifica a una fecha posterior especifica, la palabra "desde" significa "desde e incluyendo" y las palabras "a" y "hasta" significan "hasta pero excluyendo".

                                     SEGUNDA
              MONTO Y TERMINOS DE LA DISPOSICION; PAGO DEL CREDITO

      2.01. Apertura de Credito. Disposicion. Sujeto a los terminos y condiciones establecidos en el presente Contrato, el Banco conviene en poner a disposicion de la Acreditada en o antes de la Fecha de Disposicion y mediante una sola Disposicion, un credito hasta por la cantidad de $1,400,000,000.00 (un mil cuatrocientos millones de pesos 00/100, M.N.) pagadera en una unica amortizacion conforme a lo senalado en la Seccion 2.03 del presente Contrato.

      Las partes convienen en que la Acreditada podra disponer en un solo acto del monto total del Credito o de parte del mismo en o antes de la Fecha de Disposicion, de conformidad con los terminos y sujeto a las condiciones previstas en el presente Contrato; en el entendido de que la suma principal de la Disposicion no incluira cantidad alguna de intereses, comisiones, gastos, ni otras sumas pagaderas por la Acreditada al Banco conforme a este Contrato y/o el Pagare.

      Asimismo, en caso de que la Acreditada no disponga del monto total del Credito sino de parte del mismo, las partes convienen en que la Acreditada estara obligada a pagar al Banco cualquier Costo por Rompimiento de Fondeo que en su caso se genere para el Banco.

      2.02. Forma de Hacer la Disposicion. (a) Cuando la Acreditada desee efectuar la Disposicion en terminos del presente, debera dar aviso por escrito al Banco con por lo menos 24 (veinticuatro) horas antes de la fecha propuesta para la Disposicion, en el entendido de que dicho aviso se considerara recibido en determinado dia unicamente si es entregado antes de las 11:00 A.M. (hora de la Ciudad de Mexico) de ese mismo dia. Dicho aviso (el "AVISO DE DISPOSICION") sera irrevocable y debera elaborarse por la Acreditada sustancialmente en la forma del Anexo "A", completado adecuadamente a efecto de especificar la Fecha de Disposicion propuesta (la cual debera ser un Dia Habil), por lo que, en caso de que la Acreditada cancele la Disposicion del Credito notificada por medio del Aviso de Disposicion, la Acreditada tendra que reembolsarle al Banco cualquier gasto o costo (documentado y razonable) que el mismo haya incurrido por cualquier concepto, incluyendo los costos por el rompimiento de las fuentes de fondeo del Banco.

      (b) El Banco pondra a disposicion de la Acreditada el monto senalado en el Aviso de Disposicion mediante deposito en la cuenta de cheques numero 51500532869 CLABE: 014180515005328696 que la Acreditada tiene con el Banco, precisamente en la Fecha de Disposicion, sujeto a (i) que todas las condiciones que se establecen en la Clausula 3.01 del presente Contrato hayan sido debida y oportunamente cumplidas y satisfechas y (ii) la entrega al Banco de un Pagare, no negociable, suscrito por la Acreditada, y firmado por aval por la Fiadora, en forma substancialmente igual a la del Anexo "B" (el "PAGARE"), a la orden del Banco, y por el monto del Credito a ser desembolsado senalado en el Aviso de Disposicion. La Acreditada conviene y reconoce que la suscripcion del Pagare no es y no debera ser considerada como pago del Credito.

      2.03. Pago del Credito. Amortizacion del Monto Principal del Credito. La Acreditada restituira al Banco la suma principal del Credito que se hubiese dispuesto en terminos de esta Clausula, en un unico pago de principal, 120 (ciento veinte) meses despues de la Fecha de Disposicion.

      2.04. Amortizacion Anticipada Voluntaria.

      (a) La Acreditada podra pagar anticipadamente total o parcialmente el saldo insoluto del Credito sin que el Banco cobre ningun cargo o comision por esos pagos anticipados, siempre y cuando cumpla con lo aqui previsto, a menos que el Banco renuncie por escrito al cumplimiento de una o varias de dichas condiciones: (i) la Acreditada debera notificar irrevocablemente al Banco por escrito su intencion de pagar anticipadamente todo o parte del saldo insoluto del Credito, con por lo menos 5 (cinco) Dias Habiles de anticipacion a la fecha en que vaya a realizar el pago anticipado; (ii) todo pago anticipado sera de cuando menos $50'000,000.00 (cincuenta millones de Pesos), en el entendido de que dicho pago anticipado siempre debera ser en multiplos de $10'000,000.00 (diez millones de Pesos) (iii) conjuntamente con dicho pago anticipado, la parte obligada a ello conforme al presente Contrato debera pagar, en la Fecha de Pago Anticipado, el Costo por Rompimiento de Fondeo que se genere segun se especifica mas adelante; (iv) conjuntamente con el pago anticipado, la Acreditada debera pagar los intereses ordinarios vigentes, generados a esa fecha y no pagados en relacion con el importe del pago anticipado; (v) la Acreditada no podra volver a disponer de las cantidades pagadas anticipadamente; y (vi) el o los pagos anticipados seran aplicados en el orden establecido en la Clausula 2.08 (b) del presente Contrato.

      (b) Sin perjuicio de las demas estipulaciones aplicables a pagos anticipados, en el supuesto de que la Acreditada realice un pago anticipado, total o parcial, del saldo insoluto del Credito, en o antes de haber transcurrido 36 (treinta y seis) meses contados a partir de la Fecha de Disposicion, la Acreditada estara obligada a rembolsar al Banco, en la misma fecha en que tenga lugar el pago anticipado (la "FECHA DE PAGO ANTICIPADO"), cualquier Costo por Rompimiento de Fondeo del Banco. Ahora bien, en el supuesto de que la Acreditada realice un pago anticipado, total o parcial, del saldo insoluto del

Credito, despues de haber transcurrido 36 (treinta y seis) meses contados a partir de la Fecha de Disposicion, la partes convienen que esta clausula quedara sin efectos ya que no existira Costo de Rompimiento de Fondeo en virtud de que a partir de esa fecha la Tasa Ordinaria sera la Tasa Variable.

      (c) El Costo por Rompimiento de Fondeo lo determinara en forma concluyente el Agente de Calculo conforme al metodo que a continuacion se indica:

      El Costo por Rompimiento de Fondeo se determinara con base en el precio de cotizacion de la operacion correspondiente, en su caso, vigente en la Fecha de Pago Anticipado, que el Banco determine, con base en metodos o modelos de valuacion de Operaciones Derivadas en el Mercado que, a la fecha de la determinacion de la Costo por Rompimiento de Fondeo y en el desarrollo ordinario de sus operaciones, utilice el Banco, de conformidad con las disposiciones aplicables, las practicas financieras y las reglas de caracter general y particular del Banco de Mexico (la "DETERMINACION POR METODOLOGIA DE VALUACION"). Para hacer la Determinacion por Metodologia de Valuacion, el Banco debera seguir los siguientes principios:

      (i) La metodologia aplicable debera reconocer informacion relevante del mercado de que se trate, incluyendo, entre otros, tasas de interes, precios de mercado de determinados valores, rendimientos, curvas de rendimiento, volatilidades, diferenciales o margenes, o correlaciones: (x) proporcionada por uno o mas terceros, incluyendo proveedores de precios, otros intermediarios financieros, sin limitacion, o (y) obtenidas de fuentes internas (incluyendo cualquier sociedad relacionada del Banco), siempre que las mismas sean iguales a las utilizadas por el Banco en el curso ordinario de sus operaciones. En todo caso, la citada informacion debera corresponder a la fecha de la determinacion del Costo por Rompimiento de Fondeo;

      (ii) La metodologia podra incorporar el costo de fondeo del Banco, siempre que el mismo no haya sido previamente incluido en la informacion previamente utilizada en la referida metodologia;

      (iii) La metodologia podra comprender la utilizacion de diferentes metodos de valuacion de Operaciones Derivadas en el Mercado, en funcion del tipo, complejidad, tamano o numero de las mismas; y

      (iv) Para efectos de todo lo anterior, el Banco, como Agente de Calculo, mediante certificado que expida a la Acreditada, senalara, ademas del Costo por Rompimiento de Fondeo que debera cubrir la Acreditada, el procedimiento utilizado para su determinacion.

      (d) En caso de Amortizacion Anticipada Voluntaria parcial conforme a lo previsto en esta Clausula, la Acreditada debera suscribir y entregar al Banco un nuevo Pagare, que sustituya al Pagare que este en posesion del Banco en ese momento, que refleje las cantidades prepagadas en dicha fecha. Contra la entrega del nuevo Pagare al Banco, el Banco debera devolver a la Acreditada el Pagare sustituido debidamente cancelado. En caso de que la Amortizacion Anticipada Voluntaria sea por el monto total del Credito, el Banco debera devolver a la Acreditada, el Pagare sustituido debidamente cancelado. En los casos en los que el Banco deba devolver el Pagare sustituido debidamente cancelado, las partes convienen que el Banco tendra un plazo de tres (3) Dias Habiles, siguientes al pago anticipado correspondiente, para devolver el Pagare citado.

      2.05. Intereses Ordinarios. (a) La Acreditada pagara al Banco, sin necesidad de previo requerimiento, intereses ordinarios sobre la suma principal insoluta del Credito, durante cada Periodo de Intereses, desde la Fecha de Disposicion hasta la fecha en que el monto principal insoluto del Credito sea pagado en su totalidad, pagaderos en cada Fecha de Pago de Intereses, a una tasa de interes anual igual a la Tasa Ordinaria.

En caso que durante cualquier Periodo de Intereses que se encuentre sujeto al pago de una Tasa Variable conforme a la definicion de Tasa Ordinaria, la TIIE desaparezca, las partes acuerdan que la tasa que servira para el calculo de la Tasa Variable sera la que expresamente establezca Banco de Mexico como sustituta de la TIIE, mas los puntos adicionales pactados en la definicion de Tasa Variable.

En el supuesto de que Banco de Mexico no de a conocer de manera expresa la tasa que sustituya a la TIIE o que la tasa que determine el Banco de Mexico no tenga un efecto financiero sustancialmente similar al se tendria si dicha nueva tasa fuera calculada bajo la metodologia que previo a la fecha de desaparicion del TIIE era utilizada para su calculo, las partes convienen en negociar el instrumento que sustituira a la TIIE para determinar la Tasa Variable aplicable, asi como el numero de puntos que se adicionaran a tal instrumento para calcular dicha tasa de interes, en el entendido que las partes deberan buscar durante dicha negociacion obtener un efecto sustancialmente similar al que se tendria bajo la aplicacion de la metodologia que se utilizaba para el calculo de TIIE previo a la fecha en que esta desaparecio.

Si las partes no llegaren a un acuerdo respecto del instrumento o del numero de puntos adicionales o la metodologia a utilizarse, dentro de los quince Dias Habiles siguientes a la fecha en que la TIIE desaparezca, la tasa que se aplicara sera el resultado de sumar los puntos pactados para la Tasa Variable, mas un punto porcentual (100 puntos), a la tasa de rendimiento neto de los Certificados de la Tesoreria de la Federacion en su emision primaria (CETES) a plazo de veintiocho dias, dada a conocer por la Secretaria de Hacienda y Credito Publico en periodicos de amplia circulacion nacional, en la fecha de inicio de cada Periodo de Intereses, o en caso de que no se publique en esa fecha, la inmediata anterior publicada.

En el supuesto de que la TIIE hubiere desaparecido sin que Banco de Mexico de a conocer en forma expresa la tasa que la sustituya, de que las partes no hayan llegado a un acuerdo respecto del instrumento que sustituira a la TIIE para determinar la Tasa Variable o los puntos que se adicionara a la misma y que la tasa de CETES tambien hubiere desaparecido, las partes estan de acuerdo en que la Tasa variable sera calculada por los Agentes de Calculo Sustitutos quienes en su determinacion, deberan fijar una Tasa Variable que finalmente refleje un efecto sustancialmente similar al que se tendria si para su calculo se hubiese utilizada la metodologia actual para el calculo de TIIE mas la suma de los puntos que se mencionan en la definicion de Tasa Variable.

      2.06. Intereses Moratorios. La suma principal vencida y no pagada de cualquier abono del Credito, causara intereses desde el dia siguiente al de su vencimiento hasta el de su pago total, a una tasa de interes anual igual en todo momento durante cada dia en que permanezca insoluta dicha cantidad al resultado de sumar 200 (doscientos) puntos base a la Tasa Ordinaria.

      2.07. Calculo de Intereses. Los intereses conforme a este Contrato y el Pagare, se calcularan sobre la base de un ano de 360 (trescientos sesenta) dias y el numero de dias que efectivamente transcurran, incluyendo el primero pero excluyendo el ultimo de dichos dias.

      2.08. Pagos. (a) Todos los pagos que deba hacer la Acreditada al Banco conforme a este Contrato y el Pagare, se haran al Banco a mas tardar a las 14:00 horas (hora de Mexico, Distrito Federal) en la fecha en que deban hacerse, mediante cargo automatico que realice el Banco a la siguiente cuenta de la Acreditada aperturada con el Banco: cuenta de cheques numero 51500532869 CLABE:
014180515005328696, o en cualquier otro lugar o forma que oportunamente informe el Banco a la Acreditada por escrito. La Acreditada en este acto instruye, faculta y autoriza irrevocablemente al Banco para que cargue contra la cuenta de la Acreditada referida anteriormente todos los pagos que deba hacer la Acreditada al Banco conforme a este Contrato y el Pagare.

      (b) Cualesquiera pagos efectuados por la Acreditada al Banco en relacion con el presente Contrato seran aplicados en el siguiente orden: (i) para el pago de cualesquiera Impuestos causados a cargo de la Acreditada, (ii) para el pago de cualesquiera gastos y comisiones generados y que sean de la responsabilidad de la Acreditada conforme al presente Contrato, (iii) para el pago de cualesquiera intereses moratorios adeudados, (iv) para el pago de cualesquiera intereses ordinarios adeudados, y (v) para el pago de cualesquiera montos de principal pendientes de pago.

      2.09. Pagos y Periodos de Intereses que Venzan en Dias Inhabiles. Si cualquier pago debido conforme a este Contrato y/o el Pagare debiera hacerse en cualquier dia que no fuere un Dia Habil, dicho pago se hara en el Dia Habil inmediato anterior.

      2.10. Impuestos. (a) La Acreditada pagara al Banco todas las sumas de principal, intereses y otras sumas pagaderas conforme al presente Contrato y el Pagare, libres, exentas y sin deduccion por concepto o a cuenta, de cualquier Impuesto que grave dichas cantidades en la actualidad o en lo futuro, pagadero en cualquier jurisdiccion excepto por el impuesto sobre la renta (o cualquiera que lo sustituya) pagadero por cualquier acreedor, sobre sus ingresos o activos totales conforme a las leyes, reglamentos y demas disposiciones legales en Mexico. Si en cualquier ocasion cualquier autoridad de cualquier jurisdiccion con derecho a ello impone, carga o cobra cualquier impuesto, derecho, contribucion, tributo, retencion, deduccion, carga, Gravamen u otra responsabilidad fiscal junto con intereses, recargos, sanciones, multas o cargos derivados de los mismos ("IMPUESTOS"), sobre o respecto a este Contrato o el Pagare, o a cualquier pago que deba hacerse conforme a los mismos, la Acreditada (y en su caso la Fiadora) pagara a la autoridad fiscal correspondiente, por cuenta del Banco, el monto de cualquiera de dichos Impuestos, y pagara al Banco las cantidades adicionales que se requieran para asegurar que el Banco reciba la cantidad integra que hubiera recibido si no se hubiesen pagado o retenido dichos Impuestos, y entregara al Banco los recibos originales u otras constancias satisfactorias para el Banco, del pago de cualquier Impuesto, dentro de los 30 (treinta) dias siguientes a la fecha en que dicho Impuesto sea exigible y pagadero, conforme a las disposiciones legales aplicables; todo lo anterior, salvo que cualesquiera de dichos

Impuestos deriven de la negligencia grave, dolo o mala fe del Banco o que dichos Impuestos se causen como resultado del impuesto sobre la renta (o cualquiera que lo sustituya) pagadero por cualquier acreedor, sobre sus ingresos o activos totales conforme a las leyes, reglamentos y demas disposiciones legales en Mexico.

      (b) El Banco notificara de inmediato a la Acreditada de cualquier requerimiento, notificacion, demanda de pago o cualquier otro aviso que reciba el Banco de cualquier autoridad con respecto a los Impuestos, para que la Acreditada atienda con prontitud dicho requerimiento, notificacion demanda o aviso, pague dicho Impuesto y mantenga al Banco en paz y a salvo con respecto a dicho requerimiento, notificacion, demanda de pago o aviso, en el entendido de que, en tal caso, el Banco entregara a la Acreditada cualquier documento que el Banco posea o copia del mismo, que la Acreditada requiera con respecto de cualquier procedimiento relativo a dicho requerimiento, notificacion, demanda de pago o aviso.

      (c) Las obligaciones de la Acreditada conforme a esta Clausula 2.10 subsistiran a todas las demas obligaciones de la Acreditada conforme al presente Contrato y el Pagare.

      2.11. Comision por Estructuracion. La Acreditada debera pagar al Banco una comision por estructuracion de credito equivalente al 0.17% (cero punto diecisiete por ciento) del monto dispuesto del Credito, la cual sera pagada en la Fecha de Disposicion, para lo cual, la Acreditada en este acto autoriza expresa e irrevocablemente al Banco a deducir el monto de dicha comision del monto de la Disposicion en la Fecha de Disposicion.

                                     TERCERA
                         CONDICIONES PARA LA DISPOSICION

      3.01. Condiciones Previas a la Disposicion. La obligacion del Banco de realizar la Disposicion estara sujeta a la condicion de que el Banco haya recibido, en o antes de la Fecha de Disposicion, los siguientes documentos y que, en o con anterioridad a la Fecha de Disposicion, se hayan cumplido y satisfecho las siguientes condiciones suspensivas, en forma y fondo aceptables para el Banco y sus asesores legales:

      (a) El Banco debera haber recibido un tanto original del presente Contrato, debidamente firmado por la Acreditada y la Fiadora;

      (b)   El Banco haya recibido el Aviso de Disposicion;

      (c) El Banco debera haber recibido (i) una copia certificada de las escrituras publicas (con datos de registro) que contengan el acta constitutiva de la Acreditada y una copia simple de la escritura respectiva de la Fiadora, (ii) una copia de la escritura publica (sin datos de registro) que contenga los estatutos sociales vigentes de la Acreditada y de la Fiadora a la fecha de este Contrato, y
            (iii) una copia de los estados financieros anuales consolidados y auditados al 31 de diciembre de 2004 y estados financieros anuales consolidados internos al 31 de diciembre de 2005, en ambos casos de la Acreditada;

      (d) El Banco debera haber recibido los documentos de la Acreditada y de la Fiadora que se senalan en el Anexo "C" del presente Contrato;

      (e) El Banco debera haber recibido (i) una copia de la resolucion unanime de socios de la Acreditada y una copia del certificado emitido por el Secretario del Consejo de la Fiadora, en donde consten las autorizaciones corporativas y facultades de la Acreditada y la Fiadora, segun sea el caso, para suscribir el presente Contrato y el Pagare y para cumplir con las obligaciones establecidas en los mismos; y (ii) una copia certificada de las escrituras publicas (sin datos de registro) que acrediten la personalidad y facultades de las personas que suscriban en nombre y representacion de la Acreditada y de la Fiadora el presente Contrato y el Pagare, asi como los demas documentos que deban suscribirse conforme a los mismos;

      (f) Que las declaraciones de la Acreditada y de la Fiadora contenidas en el presente Contrato, sean ciertas, completas y correctas en todos sus aspectos en y a la Fecha de Disposicion como si dichas declaraciones hubieren sido realizadas en la Fecha de Disposicion;

      (g) Que en o antes de la Fecha de Disposicion, no haya ocurrido o subsista alguna Causa de Incumplimiento o evento que mediante notificacion o con el transcurso del tiempo, o ambos, constituiria una Causa de Incumplimiento;

      (h) Que el Banco haya recibido, en o antes de la Fecha de Disposicion, el Pagare suscrito por la Acreditada a la orden del Banco y firmado por aval por la Fiadora, documentando el Credito;

      (i) El Banco debera haber recibido de la Acreditada el pago de todos y cada uno de las comisiones, honorarios, gastos y demas costos del Banco que le corresponda pagar a la Acreditada conforme a este Contrato en dicha fecha.

                                     CUARTA
                       OBLIGACIONES DE HACER Y DE NO HACER

      4.01. Obligaciones de Hacer de la Acreditada. Mientras el Pagare permanezca insoluto en todo o en parte, y mientras la Acreditada tenga cualquier obligacion conforme a este Contrato, salvo por las obligaciones de la Acreditada que subsistan conforme a la Clausula 2.10 (c), a menos que el Banco consienta por escrito en lo contrario, la Acreditada (y no la Fiadora) se obliga a lo siguiente:

      (a) Cumplimiento de Leyes y Pago de Impuestos. Cumplir, y hacer que cada una de sus Subsidiarias Significantes cumplan, en todos los aspectos de importancia, con todas las leyes, reglas, reglamentos y ordenes aplicables (incluyendo Leyes Ambientales), incluyendo, sin limitacion, el pago a su vencimiento de todos los Impuestos a cargo de la Acreditada o dichas Subsidiarias Significantes o que se generen sobre sus respectivos bienes, asi como contribuciones, derechos y cargas gubernamentales que le sean determinados, impuestos o exigidos, excepto, (i) respecto a dichas leyes, reglas, reglamentos y ordenes aplicables (incluyendo Leyes Ambientales), en la medida en que el incumplimiento de las mismas no pueda tener, en lo individual o de manera conjunta, un efecto adverso y de importancia en el Negocio Principal o propiedades de la Acreditada o de sus Subsidiarias Significantes; y (ii) respecto de dichos Impuestos, en la medida en que sean impugnados de buena fe mediante procedimientos apropiados, iniciados y conducidos oportuna y diligentemente, o que la falta de pago de los mismos no sea razonablemente de esperarse que tenga una consecuencia adversa en la capacidad de la Acreditada de pagar el Credito o cumplir con las obligaciones que le derivan de este Contrato y/o el Pagare, y para los cuales la Acreditada o la Subsidiaria Significante correspondiente, segun sea el caso, establezca reservas adecuadas de conformidad con los PCGA.

      (b) Personalidad Juridica y Conduccion de Negocios. La Acreditada continuara dedicandose al mismo tipo de actividades y negocios a los que actualmente se dedica, contemplando las variaciones normales que se presenten en su negocio como resultado de la innovacion o convergencia tecnologica o de las tendencias que se presenten en la industria en la que se desempena, y conservara y mantendra, y hara que cada una de sus Subsidiarias Significantes conserve y mantenga, su existencia legal, derechos (ya sean estatutarios o legales), licencias, autorizaciones, concesiones, permisos, avisos, derechos de propiedad intelectual o industrial, registros y franquicias (los "Derechos") que sean considerados relevantes para su Negocio Principal; en el entendido que, ni la Acreditada ni sus Subsidiarias Significantes estaran obligadas a mantener su existencia legal en relacion con una fusion o consolidacion realizada de conformidad con lo establecido en la Clausula 4.02 (b); y en el entendido, ademas, que ni la Acreditada ni sus Subsidiarias Significantes estaran obligadas a conservar cualquier Derecho si cualquiera de ellas a su juicio, de buena fe, determinan que la conservacion de estos no es deseable comercialmente para la Acreditada o para cualquiera de sus Subsidiarias Significantes, segun sea el caso, y que de la perdida de dicho Derecho no pueda esperarse que tenga una consecuencia adversa en la capacidad de la Acreditada de pagar el Credito o cumplir con las obligaciones que le derivan de este Contrato y/o el Pagare. En ningun caso esta obligacion debera interpretarse como una limitante para la Acreditada o sus Subsidiarias Significantes de poder iniciar o combinar nuevos negocios relacionados con la industria de telecomunicaciones y negocios conexos.

      (c) Requisitos de Informar. Proporcionar al Banco:

      (i) Tan pronto como esten disponibles, pero en todo caso dentro de los 180 (ciento ochenta) dias naturales inmediatos siguientes al cierre de cada ejercicio social, una copia de sus estados financieros auditados consolidados correspondientes a dicho ejercicio social, que incluyan el balance general, los estados de resultados consolidados, de cambios en la situacion financiera y de variaciones en el capital contable para dicho ejercicio social, de acuerdo con PCGA, acompanados por un dictamen emitido por cualquier despacho de contadores publicos independientes reconocido en la jurisdiccion donde se localiza.

      (ii) Tan pronto como esten disponibles, pero en todo caso dentro de los 90 (noventa) dias naturales inmediato siguientes al cierre de cada trimestre de cada ejercicio social (excluyendo el cuarto trimestre calendario), su balance al final de dicho trimestre, y estados de resultados por dicho trimestre y por el periodo iniciado al final del ejercicio social anterior y terminado al cierre de dicho trimestre, en su caso consolidados de acuerdo con PCGA, firmados por un Funcionario Responsable;

      (iii) Simultaneamente con la entrega por la Acreditada de la informacion financiera referida en los incisos (i) y (ii) anteriores, la Acreditada entregara al Banco un certificado de un Funcionario Responsable que incluya toda la informacion y calculos necesarios para determinar el cumplimiento por parte de Innova de los incisos
            (i) y (ii) de la Seccion (a) de la Clausula 4.02 de este Contrato.

      (iv)  Tan pronto como sea posible pero en todo caso dentro de los 10
            (diez) Dias Habiles siguientes a la fecha en que tenga o deba tener conocimiento de la existencia de cualquier Causa de Incumplimiento o evento que mediante aviso o por el transcurso de tiempo o ambos constituiria una Causa de Incumplimiento, una constancia firmada por un Funcionario Responsable indicando los detalles de dicha Causa de Incumplimiento o evento, y las medidas que se han tomado o que se proponen tomar al respecto;

      (v) Tan pronto como se inicie, pero en todo caso dentro de los 5 (cinco) Dias Habiles siguientes al emplazamiento o notificacion de cualquier accion, demanda o procedimiento administrativo, arbitral o judicial en la que la Acreditada o cualquiera de sus Subsidiarias Significantes sea parte y que pueda tener, en lo individual o de manera conjunta, un efecto adverso y de importancia en el Negocio Principal o propiedades de la Acreditada o de sus Subsidiarias Significantes, una notificacion firmada por algun Funcionario Responsable de la Acreditada describiendo la naturaleza de dicha accion, demanda o procedimiento y las medidas que se han tomado o que se proponen tomar al respecto;

      (vi) Cualquier otra informacion relativa a la situacion financiera u operaciones o de cualquier otra naturaleza de la Acreditada y/o de cualquiera de sus Subsidiarias Significantes, que sea solicitada razonablemente en cualquier momento por el Banco.

      (d) Seguros. Obtener y mantener vigentes y hacer que cada una de sus Subsidiarias Significantes obtengan y mantengan vigentes, con companias de seguros reconocidas, seguros adecuados en relacion con sus activos, cubriendo los riesgos y hasta por los importes que se requieran conforme a procedimientos administrativos adecuados y que sean comunmente obtenidos por companias con negocios similares en Mexico a las actividades que realiza de manera consolidada la Acreditada, considerando la naturaleza de los negocios de la Acreditada y de sus Subsidiarias Significantes y la ubicacion de los activos asegurados, salvo por seguros sobre obligaciones satelitales y de cualquier transpondedor, y sobre la operacion y funcionamiento del mismo.

      (e) Contabilidad. Mantener y hacer que cada una de sus Subsidiarias Significantes mantenga libros y registros de contabilidad en forma tal que reflejen fielmente su posicion financiera y los resultados de sus operaciones, de acuerdo con los PCGA.

      (f) Derechos de Inspeccion. A solicitud del Banco (a traves del ejecutivo de relacion correspondiente) con por lo menos 7 (siete) dias naturales de anticipacion, permitir que los representantes designados por escrito por el Banco inspeccionen los registros contables y/o propiedades de la Acreditada y de cualquiera de sus Subsidiarias y se entrevisten con sus respectivos funcionarios y auditores externos durante dias y horas habiles, preservando la confidencialidad de la informacion a la que tengan acceso.

      (g) Cumplimiento de Obligaciones. Cumplir y pagar, y hacer que cada una de sus Subsidiarias Significantes cumplan y paguen con todas sus obligaciones cuya suma principal (individual o conjuntamente con otras Deudas no pagadas) sea superior a EU$100'000,000.00 (Cien Millones de Dolares 00/100) (o su equivalente en Pesos) o sus intereses, a su vencimiento, ya sea este convencional, por pago anticipado obligatorio o de cualquier otra manera en terminos de cada convenio, contrato, hipoteca, garantia y demas instrumentos de deuda por los cuales estuvieran obligadas, con excepcion de aquellas obligaciones (i) cuyo monto o validez este siendo impugnado de buena fe por medio de procedimientos apropiados y para los cuales se han establecido las reservas adecuadas conforme a los PCGA y a la legislacion aplicable, o (ii) cuya falta de pago pendiente por dicha impugnacion no pudiera esperarse, de manera razonable, que tendra un efecto adverso importante en los negocios, activos, responsabilidades, condicion (financiera o de cualquier otra naturaleza), licencias, operacion o proyectos de la Acreditada o de cualquiera de sus Subsidiarias Significantes o en la capacidad de la Acreditada de pagar el Credito o cumplir con las obligaciones que le derivan de este Contrato y/o el Pagare.

      (h) Destino de los Fondos. La Acreditada utilizara los recursos del Credito unica y exclusivamente en (1) pagar (o readquirir) parcial y anticipadamente los titulos de deuda emitidos por Innova, S. de R.L. de C.V., denominados "Senior Notes" con vencimiento en 2013 por EU$300'000,000.00 (trescientos millones de dolares, moneda de curso legal en los Estados Unidos de America) y los gastos relacionados con la celebracion del presente Contrato y el pago anticipado de dichos "Senior Notes" y (2) pagar pasivos con costo financiero de la Acreditada. Una vez pagados los pasivos con costo financiero mencionados en el inciso (2) anterior, la Acreditada le informara por escrito al Banco, dentro de los 5 (cinco) Dias Habiles siguientes a dicho pago, cuales pasivos y por que cantidades fueron pagados con los recursos del Credito.

      (i) Prelacion. Asegurarse y hacer todo lo necesario a fin de que las obligaciones de la Acreditada bajo el presente Contrato y el Pagare (i) constituyan en todo momento deuda incondicional e insubordinada de la Acreditada; y (ii) tengan por lo menos la misma prelacion de pago respecto de cualquiera otra deuda quirografaria e insubordinada, presente o futura, de la Acreditada, excepto por aquellas obligaciones de pago a cargo de la Acreditada que gozaren de alguna preferencia en su pago por disposicion de ley.

      (j) Mantenimiento de Bienes, etc. La Acreditada mantendra y conservara, y hara que cada una de sus Subsidiarias Significantes mantenga y conserve todos los bienes que necesite y que utilice o que le sean utiles para la realizacion de sus actividades principales en buen estado y en condiciones normales, salvo por el uso y desgaste ordinarios o salvo aquellos que por su naturaleza se encuentran en posesion de los suscriptores de la Acreditada o sus Subsidiarias Significantes o aquellos que su desgaste o mal estado no causen un efecto relevante adverso en la capacidad de la Acreditada de pagar el Credito o cumplir con las obligaciones que le derivan de este Contrato y/o el Pagare, en el entendido que esta disposicion no impedira que la Acreditada o cualquiera de sus Subsidiarias Significantes descontinuen la operacion y mantenimiento de cualquiera de sus bienes, siempre que ello sea deseable en la realizacion de sus negocios y que de dicha descontinuacion, de manera individual o conjunta, no de origen a una Causa de Incumplimiento o evento que mediante aviso o por el transcurso de tiempo o ambos constituiria una Causa de Incumplimiento o no sea razonablemente de esperarse que tenga como consecuencia un efecto relevante adverso en la capacidad de la Acreditada de pagar el Credito o cumplir con las obligaciones que le derivan de este Contrato y/o el Pagare.

      4.02. Obligaciones de No Hacer de la Acreditada. Mientras el Pagare permanezca insoluto en todo o en parte, y mientras la Acreditada tenga cualquier obligacion conforme a este Contrato, a menos que el Banco consienta por escrito en lo contrario, la Acreditada (y no la Fiadora) se obliga a lo siguiente:

      (a) Limitaciones Financieras.

            (i) La Acreditada no permitira que el Indice de Apalancamiento Consolidado exceda en cualquier momento de 4.0:1 (cuatro punto cero a uno).

            (ii) La Acreditada no permitira que el Indice de Cobertura de Intereses en cualquier momento sea menor que 2.0:1 (dos punto cero a uno).

      (b) Fusion, Escision, Etc. No fusionarse, consolidarse, escindirse, liquidarse o disolverse (o permitir su liquidacion o disolucion), o permitir que sus Subsidiarias Significantes se fusionen, consoliden, escindan, liquiden o disuelvan (o que sus Subsidiarias Significantes permitan su liquidacion o disolucion), excepto que: (i) cualquier Subsidiaria de la Acreditada se podra fusionar o consolidar en o con (A) la Acreditada, en la medida en que la Acreditada sea la sociedad fusionante o sobreviviente, o (B) cualquier otra Subsidiaria de la Acreditada (incluyendo cualquier Persona que se convierta en Subsidiaria de la Acreditada como resultado de dicha fusion o consolidacion);
(ii) la Acreditada o cualquiera de sus Subsidiarias Significantes se podra fusionar o consolidar con cualquier otra Persona siempre y cuando (A) en el caso de una fusion o consolidacion de la Acreditada o una Subsidiaria Significante, la Acreditada o dicha Subsidiaria Significante debera ser la sociedad fusionante
o sobreviviente, y (B) no debera existir y subsistir ninguna Causa de Incumplimiento o algun evento o condicion que, mediante aviso o por el transcurso del tiempo o ambos, pudiera constituir una Causa de Incumplimiento despues de dar efecto a dicha fusion o consolidacion; (iii) cualquier Subsidiaria Significante se podra fusionar o consolidar con cualquier Persona mediante una adecuada contraprestacion a la Acreditada y sus Subsidiarias Significantes.

      (c) Venta de Activos Fijos. Innova podra vender cualquiera de sus respectivos bienes o activos fijos, ya sea presentes o futuros, siempre y cuando, la venta en cuestion no tenga como resultado que Innova viole alguna de las Limitaciones Financieras senaladas en el inciso (a) de esta Clausula 4.02 o bien que ocurra una Causa de Incumplimiento o evento que mediante aviso o por el transcurso de tiempo o ambos constituiria una Causa de Incumplimiento.

      (d) Gravamenes. Innova podra crear, constituir o permitir la existencia de cualquier Gravamen de cualquier naturaleza sobre cualquiera de sus propiedades o activos, ya sea presentes o futuros, o los de sus Subsidiarias, siempre y cuando, la creacion, constitucion y/o perfeccionamiento de dicho Gravamen no tenga como resultado que (i) se viole alguna de las Limitaciones Financieras senaladas en el inciso (a) de esta Clausula 4.02 o (ii) ocurra una Causa de Incumplimiento o evento que mediante aviso o por el transcurso de tiempo o ambos constituiria una Causa de Incumplimiento.

      (e) Cambio en la Naturaleza del Negocio. Ni la Acreditada ni sus Subsidiarias Significantes podran realizar un cambio sustancial en el giro y naturaleza de sus actividades principales tal y como se llevan a cabo a la fecha de este Contrato; excepto por los cambios que se efectuen como resultado de la innovacion o convergencia tecnologica, o los cambios que por la naturaleza de la industria se esten tomando o sean un giro natural para empresas que proveen servicios de telecomunicaciones y conexos.

      (f) Inversiones. Innova podra realizar inversiones en Personas distintas a aquellas sociedades que a la fecha del presente sean Subsidiarias de la Acreditada, siempre y cuando, la realizacion de dichas inversiones no tenga como resultado que Innova viole alguna de las Limitaciones Financieras senaladas en el inciso (a) de esta Clausula 4.02 o bien que ocurra una Causa de Incumplimiento o evento que mediante aviso o por el transcurso de tiempo o ambos constituiria una Causa de Incumplimiento.

      (g) Dividendos. Innova podra pagar dividendos ya sea en efectivo o en especie, sin la previa autorizacion del Banco, siempre y cuando el Indice de Apalancamiento Consolidado no exceda de 4.0:1 (cuatro punto cero a uno). Sin embargo dicha limitante no sera extensiva a las Subsidiarias de Innova, las cuales podran pagar los dividendos que asi aprueben sus organos corporativos competentes.

      4.03. Obligaciones de Hacer de GT. Mientras cualquier Pagare permanezca insoluto en todo o en parte, y mientras la Acreditada tenga cualquier obligacion de pago conforme a este Contrato, salvo por las obligaciones de la Acreditada que subsistan conforme a la Clausula 2.10 (c), a menos que el Banco consienta por escrito en lo contrario, GT se obliga a:

      (a) Estados Financieros. Proporcionar al Banco tan pronto como esten disponibles, pero en todo caso dentro de los 180 (ciento ochenta) dias naturales inmediato siguientes al cierre de cada ejercicio social, una copia de sus estados financieros auditados consolidados correspondientes a dicho ejercicio social, que incluyan el balance general, los estados de resultados consolidados, de cambios en la situacion financiera y de variaciones en el capital contable para dicho ejercicio social, de acuerdo con PCGA, acompanados por un dictamen emitido por cualquier despacho de contadores publicos independientes reconocido en la jurisdiccion donde se localiza.

      (b) Derechos de Inspeccion. A solicitud del Banco (a traves del ejecutivo de relacion correspondiente) con por lo menos 7 (siete) dias naturales de anticipacion, permitir que los representantes designados por escrito por el Banco inspeccionen los registros contables y/o propiedades de GT y se entrevisten con sus respectivos funcionarios y auditores externos durante dias y horas habiles, preservando la confidencialidad de la informacion a la que tengan acceso.

                                     QUINTA
                                     FIANZA

      5.01 Fianza. La Fiadora garantiza, por este medio, de manera incondicional e irrevocable, el pago oportuno por parte de la Acreditada de todas y cada una de las sumas, presentes o futuras, adeudadas por la Acreditada conforme al presente Contrato y el Pagare, y el pago a su vencimiento ya sea que dicho vencimiento sea el programado o sea anticipado, del monto total de la suma principal, intereses, cargos, comisiones, asi como el cumplimiento exacto y oportuno de todas y cada una de las demas obligaciones de pago de la Acreditada que se deriven de este Contrato y del Pagare, incluyendo el pago de Impuestos conforme a la Clausula 2.10 y los gastos en que incurra el Banco al ejercitar sus derechos conforme al presente Contrato y/o al Pagare conforme a la Clausula
7.05 de este Contrato (a todas dichas cantidades, intereses, cargos, comisiones y demas obligaciones de pago se les denominara en lo sucesivo las "OBLIGACIONES DE PAGO"). En lo sucesivo a la fianza otorgada por la Fiadora conforme esta Clausula se le denominara la "FIANZA".

      La Fianza aqui otorgada garantizara, en adicion al pago o cumplimiento de las Obligaciones de Pago, el debido cumplimiento por parte de la Acreditada de cualquier otra cantidad adicional que en su caso sea desembolsada o entregada a la Acreditada bajo el presente Contrato y el Pagare, asi como el pago de cualquier otra obligacion de pago a cargo de la Acreditada derivada de la reestructura, novacion, prorroga o espera del presente Contrato, siempre y cuando dicha reestructura, novacion, prorroga o espera haya sido previamente aprobada por escrito por la Fiadora. En ese sentido, la Fiadora se reserva, su consentimiento a efecto de que el Banco otorgue prorrogas, esperas o renovaciones respecto al pago o cumplimiento de las Obligaciones de Pago a cargo de la Acreditada, mismo que el Banco debera obtener en forma previa y por escrito a fin de que la presente Fianza no se considere extinta.

      Asimismo, la Fiadora se obliga a suscribir "por aval" el Pagare que se senala en la Clausula 2.02 del presente Contrato.

      La Fiadora garantiza que las Obligaciones de Pago se pagaran estrictamente de acuerdo con los terminos y condiciones estipulados en el presente Contrato, el Pagare, o cualquiera de sus modificaciones siempre y cuando estas hayan sido previamente autorizadas por escrito por la Fiadora, no obstante cualquier disposicion de ley, reglamento o mandamiento vigente en la actualidad o en el futuro en cualquier jurisdiccion que afecte cualquiera de dichos terminos o derechos del Banco bajo el presente Contrato y/o el Pagare. La responsabilidad de la Fiadora conforme a la presente Fianza sera subsistente absoluta e incondicional, no obstante:

      (i) cualquier cambio de plazo, forma o lugar de pago, o cualquier otro termino del presente Contrato, las Obligaciones de Pago o cualquier otra modificacion, o renuncia a los terminos originales del presente Contrato, las Obligaciones de Pago o la presente Fianza, previamente autorizado por escrito por la Fiadora; o

      (ii) cualquier cambio, liberacion, modificacion o renuncia de los terminos originales del presente Contrato, las Obligaciones de Pago, o cualquier consentimiento previo que, para cada uno de dichos casos, haya otorgado la Fiadora previamente y por escrito, para apartarse de los terminos estipulados bajo el presente Contrato, las Obligaciones de Pago, o cualquier otro acto o documento accesorio a los mismos; o

      (iii) cualquier regimen de control de cambios, de limitante de transferencia de recursos u otra medida que retrase o impida el debido cumplimiento por parte de la Acreditada de sus Obligaciones de Pago bajo el presente Contrato y las Obligaciones de Pago; o

      (iv) cualquier concurso mercantil, quiebra, insolvencia o reorganizacion, u otro procedimiento similar en que se vea involucrada la Acreditada; o

      (v) cualquier otra circunstancia que de otra manera pudiera constituir una excepcion o liberacion de la Acreditada.

      La Fianza seguira surtiendo efectos o sera restablecida, segun sea el caso, si en cualquier momento algun pago de cualquiera de las Obligaciones de Pago tuviere que ser devuelto o de cualquier forma tuviere que ser reembolsado por el Banco por cualquier motivo al acontecer el concurso mercantil o la quiebra de la Acreditada, o por cualquier otro motivo, caso en el cual se entendera que dicho pago no ha sido realizado.

      Adicionalmente, queda expresamente convenido por las partes que la Fianza subsistira hasta que se cubra al Banco todo cuanto se le adeudare por concepto de las Obligaciones de Pago contraidas por la Acreditada en este Contrato, incluyendo sus accesorios y demas consecuencias legales, aun cuando: (i) se conceda prorroga o espera a la Acreditada, siempre y cuando haya sido previamente consentida por escrito por la Fiadora; (ii) el Banco haga quita a la Acreditada como resultado de dicha quita las Obligaciones de Pago queden sujetas a nuevos gravamenes o condiciones, en cuyo caso dicha quita debera ser previamente consentida por escrito por la Fiadora; o (iii) el Banco no requiera judicialmente a la Acreditada por el incumplimiento de las Obligaciones de Pago principales dentro del mes siguiente a la expiracion del plazo, o al volverse exigible la deuda principal, o (iv) el Banco, sin causa justificada deje de promover por mas de 3 (tres) meses en el juicio establecido en contra del deudor.

      Para los efectos del articulo 2813 del Codigo Civil para el Distrito Federal y sus articulos correlativos de los Codigos Civiles de los demas Estados de la Republica Mexicana y del Codigo Civil Federal aplicables supletoriamente en materia mercantil, la Acreditada se obliga a obtener el consentimiento por escrito de la Fiadora para hacer las renuncias a que dicho articulo se refiere. Una copia de dicho consentimiento debera de entregarsele al Banco dentro de los 5 (cinco) Dias Habiles a que el mismo sea obtenido.

      5.02. Renuncia. (i) Salvo por lo previsto en el inciso (ii) siguiente, la Fiadora por este medio y durante la vigencia de esta Fianza renuncia a diligencia, presentacion, requerimiento, protesto, aviso de aceptacion y cualquier otro aviso respecto a cualquiera de las Obligaciones de Pago y esta Fianza, y a todo requisito de que el Banco, o cualquiera de sus cesionarios o causahabientes, ejercite cualquier derecho, o tome cualquier medida en contra de la Acreditada o de cualquier otra Persona, para la ejecucion de la presente Fianza. La Fiadora acepta que si la Acreditada dejare de pagar, parcial o totalmente, cualesquiera de las Obligaciones de Pago como se senala en esta Clausula, la Fiadora procedera al pago puntual de las mismas sin necesidad de requerimiento o aviso alguno, al cual la Fiadora renuncia expresamente en este acto, renunciando asimismo expresamente a los beneficios de division, orden y excusion y a los derechos que les otorgan los articulos 2814, 2815, 2822, y 2823 del Codigo Civil para el Distrito Federal y sus articulos correlativos de los Codigos Civiles de los demas Estados de la Republica Mexicana y del Codigo Civil Federal aplicables supletoriamente en materia mercantil.

      (ii) No obstante a lo previsto en la Clausula 5.02 (i) anterior, antes de exigir el pago a la Fiadora, el Banco debera solicitar extrajudicialmente el pago de las Obligaciones de Pago conforme a este Contrato, primeramente a la Acreditada (para lo cual requiere simple requerimiento de pago por escrito a la Acreditada con copia para la Fiadora, el cual las partes acuerdan que no sera necesario que se realice por la via judicial), por lo que, en caso de que la Acreditada no realice el pago en el plazo establecido en dicho requerimiento, el Banco podra reclamar el pago de las Obligaciones de Pago vencidas a la Fiadora mediante simple notificacion por escrito de conformidad con lo previsto en este Contrato.

      5.03. Subrogacion. La Fiadora, durante la vigencia de esta Fianza, no podra ejercitar derecho alguno que sea adquirido por via de subrogacion conforme a la presente Fianza, por virtud de cualquier pago hecho por las mismas conforme a esta Fianza, hasta en tanto las Obligaciones de Pago hayan sido pagadas en su totalidad al Banco, sus causahabientes o cesionarios. Lo anterior, excepto en el caso de que la Acreditada iniciare un procedimiento voluntario con el proposito de llegar a concurso mercantil, en cuyo caso dicha limitante no le sera aplicable a la Fiadora.

      Para los efectos del articulo 2845 del Codigo Civil para el Distrito Federal y sus articulos correlativos de los Codigos Civiles de los demas Estados de la Republica Mexicana y del Codigo Civil Federal aplicables supletoriamente en materia mercantil, las partes convienen que la Fiadora quedara libre de su obligacion siempre y cuando no pueda subrogarse en los derechos del Banco por la culpa o negligencia atribuible directamente a la Acreditada y determinada en una sentencia de primera instancia dictada por un juez competente.

      Si la Acreditada pagare a la Fiadora cantidad alguna a cuenta de dichos derechos de subrogacion, encontrandose cualquiera de las Obligaciones de Pago insolutas de pago, excepto en el caso en que el pago se lleve a cabo como resultado de un procedimiento de concurso mercantil conforme a lo previsto en el parrafo anterior, la(s) cantidad(es) asi entregada(s) se mantendran por la Fiadora en deposito y custodia y se entregara(n) en forma inmediata al Banco para ser acreditadas y aplicadas al saldo insoluto de las Obligaciones de Pago, vencido y no pagado por parte de la Acreditada, conforme al presente Contrato, en la cuenta de pago que al efecto instruya el Banco. En dicho caso, la Fiadora se considerara como depositaria de dichas cantidades, con la obligacion de invertirlas en instrumentos de renta fija denominados en la misma moneda en la que se encuentren denominadas las Obligaciones de Pago, en el entendido de que dichos rendimientos seran asimismo entregados a favor del Banco para su aplicacion en pago de las Obligaciones de Pago vencidas, en los terminos antes referidos.

      Una vez liquidadas en su totalidad las Obligaciones de Pago, la Fiadora se subrogara en los derechos que mantiene el Banco bajo el presente Contrato conforme a los terminos establecidos por la normatividad aplicable, caso en el cual el Banco no respondera en forma alguna, respecto de la legitimidad y procedencia de dichos derechos, o en su caso respecto de la solvencia de la Acreditada.

                                      SEXTA
                            CAUSAS DE INCUMPLIMIENTO

6.01. Causas de Incumplimiento. Si ocurre y subsiste cualquiera de los eventos descritos a continuacion (cada uno, una "CAUSA DE INCUMPLIMIENTO"), el Banco podra mediante aviso por escrito dado a la Acreditada, con copia para la Fiadora, con por lo menos 5 (cinco) Dias Habiles de anticipacion a la fecha en que, en su caso, vaya a expirar el periodo para subsanar la Causa de Incumplimiento conforme al presente Contrato (i) en caso de que no hubiera sucedido la Disposicion, declarar extinguido su compromiso, y de inmediato la obligacion del Banco de permitir la Disposicion se extinguira, y (ii) en caso de haber sucedido ya la Disposicion, declarar vencida y pagadera de inmediato la suma principal insoluta del Credito, los intereses devengados y no pagados, y todas las demas sumas pagaderas conforme a este Contrato, caso en el cual, el Pagare, la suma principal insoluta del Credito, los intereses devengados y no pagados y todas las demas sumas adeudadas por la Acreditada al Banco conforme a este Contrato y el Pagare, venceran y seran pagaderas de inmediato, sin requisito de presentacion, requerimiento, solicitud, protesto u otro aviso de cualquier naturaleza, judicial o extrajudicial, a todo lo cual la Acreditada renuncia expresamente por este medio, en el entendido de que, salvo que se senale algo en contrario, la Acreditada contara con un plazo de 2 (dos) Dias Habiles para remediar la Causa de Incumplimiento a que se refiere el inciso (n) siguiente:

      (a) Si la Acreditada no pagare, a su vencimiento (ya sea en la fecha de vencimiento programada, por vencimiento anticipado o por cualquier otro motivo), (i) la suma principal del Credito o de cualquier Pagare; o (ii) cualquier pago de los intereses devengados o de cualquier otra cantidad pagadera conforme a este Contrato o el Pagare y dicho incumplimiento de pago de intereses o cualquier otra cantidad pagadera conforme a este Contrato o el Pagare distinta a la suma principal, no se subsanare dentro de los 5 (cinco) dias naturales siguientes a la fecha en que dichos pagos debieron de realizarse; o

      (b) Si cualquier declaracion hecha por la Acreditada o la Fiadora conforme a este Contrato, o cualquier certificacion o documento que la Acreditada o la Fiadora hayan entregado en cumplimiento de las obligaciones a su cargo estipuladas en este Contrato, resulta ser incorrecta o falsa en cualquier aspecto relevante, al momento de haber sido hecha y dicho incumplimiento no se subsanare dentro de los 30 (treinta) dias naturales siguientes a partir de (i) la fecha en que cualquier Funcionario Responsable de la Acreditada o de la Fiadora, segun sea el caso, tuviere conocimiento de dicho incumplimiento, o (ii) la fecha en que el Banco hubiere notificado por escrito a la Acreditada o a la Fiadora dicho error, lo que ocurra primero; o

      (c) Si Innova o cualquiera de sus Subsidiarias Significantes o GT (i) incumple en el pago de sus obligaciones pactadas o cualquiera de sus Deudas o incumple con su obligacion de garantizar o pagar cualquier Derivado en una operacion o serie de operaciones relacionadas o no entre si, si dicho incumplimiento importa una suma (individual o conjuntamente con otras Deudas no pagadas) que sea superior a EU$100'000,000.00 (Cien Millones de Dolares 00/100) (o su equivalente en Pesos) o sus intereses, a su vencimiento, ya sea este convencional, por pago anticipado obligatorio o de cualquier otra manera, y dicho incumplimiento subsiste una vez transcurrido el periodo aplicable de gracia, en su caso, estipulado en el convenio o instrumento relativo a dicha Deuda, o bien (ii) incumple con cualquier otro termino, pacto o condicion contenido en el convenio o instrumento relativo a dichas Deudas y que dicho incumplimiento subsista una vez transcurrido el periodo aplicable de gracia, en su caso, estipulado en dicho convenio o instrumento, independientemente de que dicha Deuda sea o no declarada vencida anticipadamente; o

      (d) Si cualesquiera de la Acreditada o cualquiera de sus Subsidiarias Significantes o GT admitiere por escrito su incapacidad para pagar sus deudas, o hiciere cesion general de bienes en beneficio de acreedores, o fuere entablado por o en contra de la Acreditada o de cualquiera de sus Subsidiarias Significantes o GT procedimiento alguno de concurso mercantil, reorganizacion o similar, y respecto de procedimientos de concurso mercantil, reorganizacion o similares iniciados sin la solicitud o consentimiento de la Acreditada o de sus Subsidiarias Significantes o de GT, siempre y cuando dichos procedimientos permanezcan sin ser desechados o sobreseidos por un periodo de sesenta (60) dias naturales o mas; o

      (e) Si cualquier Autoridad Gubernamental confiscare, expropiare, o asumiere la custodia o el control de todos o cualquier parte importante de los bienes de la Acreditada o sus Subsidiarias Significantes o desplazare la administracion de la Acreditada o sus Subsidiarias Significantes o limitare en forma substancial su facultad para operar sus negocios o ejercer control sobre cualquiera de sus Subsidiarias Significantes o de todos o cualquier parte importante de los bienes de dichas Subsidiarias Significantes y dicha accion tenga o razonablemente pudiera tener, un efecto adverso importante en los negocios, activos, responsabilidades, condicion (financiera o de cualquier otra naturaleza), licencias, operacion o proyectos de la Acreditada o de cualquiera de sus Subsidiarias Significantes o en la capacidad de la Acreditada de pagar el Credito
            o cumplir con las obligaciones que le derivan de este Contrato y/o el Pagare; o si cualquier franquicia, licencia, autorizacion o concesion importante de la Acreditada o cualquiera de sus Subsidiarias Significantes es terminada o modificada substancialmente y dicha terminacion o modificacion sustancial tenga o razonablemente pudiera tener, un efecto adverso importante en los negocios, activos, responsabilidades, condicion (financiera o de cualquier otra naturaleza), licencias, operacion o proyectos de la Acreditada o de cualquiera de sus Subsidiarias Significantes o en la capacidad de la Acreditada de pagar el Credito
            o cumplir con las obligaciones que le derivan de este Contrato y/o el Pagare y en todos los casos anteriores, dicha accion de la Autoridad Gubernamental permanezca sin ser desechada o sobreseida por un periodo de sesenta (60) dias naturales o mas; o

      (f) Si en cualquier momento durante la vigencia de este Contrato, la Acreditada incumpliera con cualquiera de sus obligaciones estipuladas en los incisos (b), (c)(iv) e (i) de la Clausula 4.01 de este Contrato y los incisos (a), (b), (c) y (d) de la Clausula 4.02 de este Contrato y dicho incumplimiento no es subsanado en un periodo de treinta (30) dias naturales; o

      (g) Si en cualquier momento durante la vigencia de este Contrato, la Acreditada o la Fiadora incumpliera con cualquiera de sus otras obligaciones o cualquiera de los terminos, pactos o convenios contenidos en este Contrato y dicho incumplimiento no se subsanare dentro de los 30 (treinta) dias naturales siguientes a la fecha en que el Banco se lo notifique a la Acreditada, segun sea el caso; o

      (h)   Si se dicta una o mas sentencias o decretos en contra de GT, Innova
            o cualquiera de sus Subsidiarias Significantes que involucre una contingencia en total (que no se pague o que no este totalmente cubierta por seguros) de EU$50'000,000.00 (Cincuenta millones de Dolares 00/100) (o su equivalente en Pesos), y si dichas sentencias
            o decretos no se desechan, invalidan o garantizan mientras son apeladas dentro de los 40 (cuarenta) dias naturales siguientes a la fecha en que sean dictadas o dentro del termino legal para la apelacion respectiva, o si no se reservan por parte de GT, la Acreditada o la Subsidiaria Significante de que se trate de conformidad con los PCGA o de acuerdo a los principios de contabilidad generalmente aceptados aplicables a la Subsidiaria Significante de que se trate, segun sea el caso; o

      (i) Si la calificacion crediticia que GT tiene a la fecha de firma del presente Contrato (a la fecha del presente Contrato es BBB y Baa otorgadas por S&P y Moody's respectivamente), es reducida a BB y Ba2, por cualquiera de S&P o Moody's respectivamente, conforme a la escala de medicion pertinente, salvo que (i) Innova compruebe tener en dicha fecha Grado de Inversion ("Investment Grade") por parte de Moody's o S&P; o (ii) Innova tenga un Indice de Apalancamiento Consolidado igual o inferior a 2 a 1 y un Indice de Cobertura de Intereses igual o superior a 4 a 1, calculados a la fecha de la reduccion de la calificacion crediticia de GT o (iii) GT sea sustituido por otro garante que sea razonablemente aceptable para el Banco dentro de un plazo que no excedera 30 (treinta) dias naturales contados a partir de que la calificacion crediticia de GT sea reducida; o

      (j) Si se declara una moratoria en relacion con cualquier Deuda de Innova o sus Subsidiarias Significantes cuyo incumplimiento cause un efecto relevante adverso que pueda resultar en el incumplimiento de las obligaciones de pago de la Acreditada conforme a lo previsto en este Contrato; o

      (k) Si en cualquier ocasion y por cualquier motivo imputable a la Acreditada o la Fiadora (salvo por el pago del Credito o cumplimiento de las obligaciones existentes conforme al mismo), este Contrato y/o el Pagare dejaren de estar en pleno vigor y efecto, o la Acreditada y/o la Fiadora impugnare la validez o exigibilidad de este Contrato y/o del Pagare; o

      (l) Si la Acreditada dejare de pagar sin causa justificada cualquier adeudo fiscal o cuota correspondiente al Instituto Mexicano del Seguro Social, o al Instituto del Fondo Nacional de la Vivienda para los Trabajadores o al Sistema de Ahorro para el Retiro, excepto en la medida que de lo anterior no pudiera resultar razonablemente un efecto adverso importante sobre la condicion financiera o el Negocio Principal de la Acreditada o en la capacidad de la Acreditada de pagar el Credito o cumplir con las obligaciones que le derivan de este Contrato o el Pagare y salvo que la Acreditada impugne la resolucion correspondiente, de buena fe mediante procedimientos apropiados, iniciados y conducidos oportuna y diligentemente, y para los cuales establezca reservas adecuadas de conformidad con los PCGA; o

      (m) Si en cualquier tiempo durante la vigencia de este Contrato y por cualquier causa imputable directamente a la Acreditada o a la Fiadora (i) dejara de ser exigible o valida la Fianza o cualquiera otra de las garantias, presentes o futuras, otorgadas en favor del Banco para garantizar las obligaciones de la Acreditada que se deriven de este Contrato; o (ii) si el otorgante de la Fianza o de dichas garantias llegare a demandar la invalidez o nulidad de dichas garantias.

                                    SEPTIMA
                                   MISCELANEOS

      7.01. Modificaciones. Ninguna modificacion o renuncia a derecho alguno derivado de este Contrato y ningun consentimiento a divergencia alguna por parte de la Acreditada de las obligaciones que le derivan de este Contrato, tendra efecto a menos que conste por escrito y este suscrito por el Banco y en ese caso, dicha modificacion, consentimiento o renuncia, solo tendra efectos en relacion con el proposito especifico para el cual haya sido otorgada.

      7.02. Renuncias; Recursos Acumulativos. Ninguna omision o demora por parte del Banco en el ejercicio de cualquiera de sus derechos, facultades o acciones conforme a este Contrato, se podra considerar como renuncia a los mismos, ni podra cualquier ejercicio singular o parcial de cualquiera de dichos derechos, facultades o acciones, impedir cualquier otro o ulterior ejercicio de las mismas
o el ejercicio de cualquier otro derecho, facultad o accion. Los derechos y acciones previstos en este Contrato son acumulativos y no excluyentes de derecho
o accion alguna prevista por la ley.

      7.03. Informacion. (a) Con el objeto de dar cumplimiento a lo que dispone la Ley para Regular las Sociedades de Informacion Crediticia, la Acreditada y la Fiadora en esta misma fecha autorizan al Banco con el objeto de que este autorizado para realizar consultas periodicas a las sociedades de informacion crediticia respecto del historial crediticio de la Acreditada y la Fiadora, asi como para que este facultada para proporcionar a dichas sociedades de informacion crediticia informacion sobre la Acreditada y la Fiadora.

      (b) Ademas de las personas y autoridades a que hacen referencia los Articulos 93 y 117 de la Ley de Instituciones de Credito, la Acreditada y la Fiadora autorizan al Banco para que divulgue la informacion que se derive de las operaciones a que hace referencia este Contrato a (i) las demas entidades financieras integrantes del grupo financiero al que pertenezca el Banco (exclusivamente en la medida permitida por la Ley de Instituciones de Credito), y a la Persona que mantenga el control directo o indirecto de la Acreditante,
(ii) las autoridades regulatorias de la jurisdiccion en la cual este constituida la Persona que detente el control directo o indirecto del Banco, (iii) Banco de Mexico, (iv) las personas con las que contrate el Banco conforme a la Clausula
7.06 y (v) las personas que asi convengan las partes por escrito.

      7.04. Notificaciones, Etc. A menos que en este Contrato se estipule lo contrario, las notificaciones o avisos que se contemplan en el mismo, se haran por escrito y se enviaran por telefax, o se entregaran a cada parte de este Contrato en el domicilio que consta bajo su nombre en las paginas de este Contrato que ostentan las firmas de cada parte, o a cualquier otro domicilio que cualquier parte senale en aviso por escrito dado a las demas partes de este Contrato. Todas las notificaciones y avisos que se entreguen en el domicilio de la parte correspondiente, surtiran efecto en la fecha de entrega de los mismos y, los que sean enviados por telefax, cuando el destinatario de los mismos emita un recibo reconociendo la entrega de la notificacion o aviso correspondiente.

      7.05. Costos y Gastos. La Acreditada conviene asimismo en pagar a solicitud del Banco, las perdidas, costos y gastos, si los hubiere, en relacion con la exigibilidad de este Contrato y del Pagare, asi como de cualquier otro documento que se deba entregar conforme a este Contrato.

      7.06. Cesion. La Acreditada no podra ceder los derechos u obligaciones que le derivan del presente Contrato, sin el previo consentimiento otorgado por escrito por el Banco. El Banco podra ceder los derechos y obligaciones que le deriven del presente Contrato y del Pagare a (i) con previo aviso dado a la Acreditada con 10 (diez) Dias Habiles de anticipacion, y siempre y cuando dicha cesion se haga a favor de Afiliadas y/o Subsidiarias del Banco o a fideicomisos en los que el Banco y/o sus Afiliadas y/o sus Subsidiarias actuen como fideicomitentes y fideicomisario en cualquier lugar, (ii) a cualquier institucion de credito o institucion de seguros mexicana, mediante simple notificacion por escrito a la Acreditada con 7 (siete) dias de anticipacion, pero sin requerir el consentimiento de la Acreditada (con excepcion de aquellas instituciones que formen parte del Grupo Salinas); o (iii) a cualquier otra Persona, siempre y cuando cuente con el consentimiento de la Acreditada, el cual no podra ser negado sin causa justificada. En el supuesto de que el Banco llevare a cabo cualquier cesion de acuerdo con esta Clausula, el cesionario adquirira los mismos derechos y beneficios a cargo de la Acreditada, que tendria, con respecto a los derechos y obligaciones que le fueron cedidos, si originalmente fuese el Banco conforme a este Contrato.

      La Acreditada y la Fiadora se obligan, a solicitud del Banco, a sustituir el Pagare emitidos conforme al presente Contrato, en caso de que el Banco asi lo requiera con motivo de cesiones o participaciones hechas conforme a la presente Clausula, en el entendido que para dicha sustitucion, el Banco se obliga a devolver a la Acreditada el Pagare sustituido contra la entrega de el o los nuevos Pagares por parte de la Acreditada si dicha sustitucion se realiza en alguna de las oficinas del Banco.

      Sujeto a lo dispuesto en esta Clausula, el Pagare que se emita conforme al presente Contrato podra ser descontado, transmitido o cedido, por el Banco en los terminos del articulo doscientos noventa y nueve de la Ley General de Titulos y Operaciones de Credito, para lo cual la Acreditada lo faculta expresamente en este acto, renunciando en este acto la Acreditada a que le sean entregados o abonados los intereses a que se refiere el segundo parrafo del articulo doscientos noventa y nueve de la Ley General de Titulos y Operaciones de Credito.

      7.07. Compensacion. (a) En cualquier fecha en que:

      (i) la Acreditada deba pagar al Banco cualquier cantidad conforme a este Contrato y/o el Pagare, ya sea por concepto de principal, intereses
            o cualquier otro concepto, o

      (ii) ocurra cualquier Causa de Incumplimiento y hubiere transcurrido cualquier periodo de gracia que fuere aplicable y se hubiere declarado vencida la suma principal del Credito,

entonces, la Acreditada en la medida permitida por la ley, autoriza y faculta irrevocablemente al Banco para que cargue contra cualquier deposito y/o cuenta que la Acreditada mantenga con el Banco (incluyendo, sin limitar, depositos y/o cuentas, a la vista, de ahorro, a plazo, provisionales o definitivos), excluyendo expresamente los fondos derivados de pagos del Banco, actuando en su caracter de fiduciario bajo contratos de fideicomisos dentro de los cuales la Acreditada sea fideicomisaria, depositados en cuentas de la Acreditada especificamente abiertas para dichos propositos; en la inteligencia de que esta excepcion no sera aplicable en caso de que exista una Causa de Incumplimiento de pago conforme a los terminos del presente Contrato, y compense contra cualquier Deuda que el Banco pueda tener en favor de la Acreditada por cualquier concepto, hasta una cantidad igual al monto de la cantidad no pagada al Banco, en el supuesto del sub-inciso (i) anterior, y al monto total de la suma principal insoluta del Credito, mas intereses y accesorios, en el supuesto del sub-inciso
(ii) anterior, sin necesidad de aviso, requerimiento o demanda alguna.

      (b) El Banco notificara a la Acreditada tan pronto como le sea posible, pero en todo caso dentro de los 3 (tres) Dias Habiles siguientes a la fecha en que la Acreditada realice el cargo o compensacion correspondiente conforme a lo permitido por esta Clausula, en el entendido de que la falta de dicha notificacion no afectara en forma alguna la validez de dicho cargo o compensacion. El derecho del Banco conforme a esta Clausula es adicional a cualquier otro derecho (incluyendo otros derechos de compensacion) que el Banco pueda tener.

      7.08. Jurisdiccion. Las partes al presente Contrato se someten expresa e irrevocablemente a la jurisdiccion de los tribunales federales competentes de Mexico, ubicados en el Distrito Federal, Mexico, respecto a cualquier accion o procedimiento relativo a este Contrato, y renuncian expresa e irrevocablemente por este medio a cualquier otra jurisdiccion que les pudiere corresponder en la actualidad o en el futuro por virtud de sus respectivos domicilios actuales o cualquier otro domicilio futuro o por cualquier otra razon.

      7.09. Ley Aplicable. El presente Contrato se regira por, e interpretara de acuerdo con, las leyes federales aplicables de Mexico.

      7.10. Titulos. Los titulos de las Clausulas y sus subdivisiones que se usan en este Contrato no tienen mas fin que la conveniencia de las partes y no podran afectar la interpretacion de este Contrato.

      7.11. Ejemplares. El presente Contrato se firma en tres (3) ejemplares, los cuales constituiran el mismo instrumento, uno para la Acreditada, uno para el Banco y uno para la Fiadora.

                            [SIGUEN HOJAS DE FIRMAS]

      En virtud de lo anterior, las partes han celebrado el presente Contrato en la fecha mencionada en el proemio.

INNOVA, S. DE R.L. DE C.V., como           Domicilio:
Acreditada                                 Insurgentes Sur 694- 6(degree) piso
                                           Colonia del Valle
                                           03100 Mexico, D.F.

Por:___________________________
    Nombre: Alexandre Moreira Penna Da     Atencion:       Vice Presidente de
    Silva                                  Administracion y Finanzas
    Cargo: Apoderado                       con copia para: Director Juridico
                                           Telefono:       (55) 5448-4131
                                           Facsimil:       (55) 5448-4047

Por:___________________________
    Nombre: Maria Azucena Dominguez
    Cobian
    Cargo: Apoderado

Banco Santander Serfin, S.A., Institucion  Domicilio: Prolongacion Paseo de la
de Banca Multiple, Grupo Financiero        Reforma No. 500 Mod. 206 y 403
Santander Serfin, como el Banco            Colonia Lomas de Santa Fe, 01219,
                                           Mexico, D.F.

Por:___________________________            Atencion: Cassio Kimura y/o Enrique
    Nombre: Vicente Fernando Mestre        Arteaga Sanchez
    Romero                                 Con copia para:  Director Juridico
    Cargo: Apoderado                       Telefono: (55) 5269-5257/1882 o 1912
                                           Facsimil: (55) 5269-1915

Por:___________________________
    Nombre: Maria del Pilar Herrera
    Ludena
    Cargo: Apoderado

GRUPO TELEVISA, S.A., como Fiadora       Domicilio:

                                         Avenida Vasco de Quiroga No. 2000
Por:___________________________          Edificio A, Piso 4
    Nombre: Salvi Rafael Folch Viadero   Colonia Zedec Santa Fe
    Cargo: Apoderado                     01210 Mexico, D.F.


                                         Atencion: Salvi R. Folch Viadero y/o
Por:___________________________          Guadalupe Phillips
    Nombre: Jorge Agustin Lutteroth      Telefono: 5261-2135
    Echegoyen                            Facsimil: 5261-2039
    Cargo: Apoderado
                                         con copia para:

                                         Vicepresidencia Juridica
                                         Domicilio:
                                         Avenida Vasco de Quiroga No. 2000
                                         Edificio A, Piso 4
                                         Colonia Zedec Santa Fe
                                         01210 Mexico, D.F.

                                         Atencion: Joaquin Balcarcel Santa Cruz
                                         Telefono: 5261-2433
                                         Facsimil: 5261-2546

                                    Anexo "A"

                        [FORMATO DE AVISO DE DISPOSICION]

                                                                         [Fecha]

Banco Santander Serfin, S.A., Institucion de Banca Multiple,
Grupo Financiero Santander Serfin,
Act. Roberto Medellin No. 800, Torre Sur, Piso 4
Colonia Santa Fe
01210 Mexico, Distrito Federal

Atencion:
Facsimil:__________________, Telefono: _________

Senoras y Senores:

La suscrita, Innova, S. de R.L. de C.V., hace referencia al Contrato de Apertura de Credito Simple de fecha 7 de abril de 2006 (el "CONTRATO DE CREDITO"; terminos utilizados con mayuscula inicial y no definidos expresamente en la presente, tendran el significado que se le atribuye a los mismos bajo el Contrato de Credito), celebrado entre la suscrita, como Acreditada, Banco Santander Serfin, S.A., Institucion de Banca Multiple, Grupo Financiero Santander Serfin, como Banco, y Grupo Televisa, S.A., como Fiadora, por medio del presente notifica irrevocablemente al Banco, conforme a la Clausula 2.02 del Contrato de Credito, que la suscrita solicita efectuar la Disposicion por el monto total del Credito bajo y conforme al Contrato de Credito, y al efecto se senala que el Dia Habil de dicha Disposicion es el dia 21 de abril de 2006. La Acreditada en este acto instruye al Banco para que el deposito de la Disposicion se realice a la cuenta de cheques numero 51500532869 CLABE: 014180515005328696 que la Acreditada tiene con el Banco.

      Por medio del presente, la suscrita certifica (i) que todas y cada una de las declaraciones hechas por la suscrita en el Contrato de Credito son veraces y correctas a la fecha del presente y que seran veraces y correctas en todo aspecto significativo, en la fecha que se lleve a cabo la Disposicion como si fuesen hechas en y a dicha fecha (excepto en la medida en que dichas declaraciones se refieran a una fecha anterior especifica, en cuyo caso dichas declaraciones deberan ser veraces y correctas en todo aspecto significativo a dicha fecha anterior), (ii) que ninguna Causa de Incumplimiento ha ocurrido ni continua, ni podria resultar de dicha Disposicion o de la aplicacion de los recursos derivados de la misma, y (iii) que no ha ocurrido ningun evento o condicion que tenga o pueda tener un efecto adverso de importancia en los negocios, activos, responsabilidades o condicion (financiera o de cualquier otra naturaleza) de la Acreditada o de cualquiera de sus Subsidiarias Significantes, que pueda afectar significativamente el resultado de las operaciones o proyectos de la Acreditada o de cualquiera de sus Subsidiarias Significantes o la capacidad de la Acreditada para pagar el Credito o cumplir con sus obligaciones conforme al presente Contrato y el Pagare.

                                  Atentamente,

                           Innova, S. de R.L. de C.V.

Por:___________________________                 Por:___________________________
 Nombre: Alexandre Moreira Penna Da              Nombre: Maria Azucena Dominguez
               Silva                                         Cobian
          Cargo: Apoderado                              Cargo: Apoderado

                                    Anexo "B"

                               [FORMATO DE PAGARE]

                                     PAGARE

                                 NO NEGOCIABLE

POR VALOR RECIBIDO, la suscrita, Innova, S. de R.L. de C.V. (el "SUSCRIPTOR"), por medio de este Pagare promete incondicionalmente pagar a la orden de Banco Santander Serfin, S.A., Institucion de Banca Multiple, Grupo Financiero Santander Serfin (el "Banco"), la cantidad principal de $1,400,000,000.00 (un mil cuatrocientos millones de pesos 00/100, M.N.), precisamente el dia 21 de abril de 2016 (la "FECHA DE VENCIMIENTO").

En caso que cualquier pago de la suma de principal que deba realizar el Suscriptor bajo el presente Pagare venza y sea exigible en un dia que no sea un Dia Habil (como dicho termino se define mas adelante), entonces dicho pago vencera y sera exigible en el Dia Habil inmediato anterior.

El Suscriptor asimismo promete incondicionalmente pagar intereses sobre el saldo insoluto de principal de este Pagare, desde e incluyendo la fecha del presente hasta, pero excluyendo, la fecha en que el saldo principal insoluto del presente Pagare sea pagado en su totalidad, a una tasa (i) anual fija durante los primeros 36 meses a partir de la fecha de suscripcion de este Pagare y durante cada Periodo de Intereses (como dicho termino se define mas adelante) aplicable hasta el 21 de abril de 2009 igual a 8.98% (ocho punto noventa y ocho por ciento) anual (la "Tasa Fija"), y (ii) a partir del 22 de abril de 2009 y durante cada Periodo de Intereses siguiente a dicha fecha hasta, pero excluyendo, la fecha en que el saldo principal insoluto del presente Pagare sea pagado en su totalidad a una tasa igual a TIIE (segun dicho termino se define mas adelante) mas 24 (veinticuatro) puntos base (la "Tasa Variable") (la Tasa Fija y la Tasa Variable, en adelante y segun estas sean aplicables, la "TASA DE INTERES"). Los intereses seran pagaderos en forma vencida, en cada Fecha de Pago de Intereses (como dicho termino se define mas adelante).

El Suscriptor ademas promete incondicionalmente pagar intereses moratorios sobre el saldo principal insoluto de este Pagare, a partir de la fecha en que hubiere incumplido en el pago de cualquier exhibicion de la suma principal o de los intereses de este Pagare conforme a lo previsto en el mismo, y hasta la fecha en que el saldo principal insoluto de este Pagare sea pagado en su totalidad, a una tasa de interes anual igual al producto de sumar la Tasa de Interes mas 200 (doscientos) puntos base, cuyos intereses seran pagaderos a la vista.

Los intereses generados conforme al presente Pagare seran calculados por los dias efectivamente transcurridos sobre la base de un ano de trescientos sesenta
(360) dias (incluyendo el primer dia pero excluyendo el ultimo dia).

Todos los pagos que deban hacerse conforme a este Pagare deberan hacerse al tenedor de este Pagare a mas tardar a las 14:00 horas (hora de Mexico, Distrito Federal) en la fecha en que deban hacerse, mediante transferencia electronica en pesos y en fondos libremente disponibles el mismo dia, en cualquier sucursal del Banco ubicada dentro del territorio de Mexico, sin considerar para dichos efectos a las sucursales de autoservicio y a las sucursales ubicadas en empresas corporativas (SEC), o en cualquier otro lugar o forma que oportunamente informe el tenedor de este Pagare al Suscriptor por escrito.

El Suscriptor pagara al tenedor de este Pagare todas las sumas de principal, intereses y otras sumas pagaderas conforme al presente Pagare, libres, exentas y sin deduccion por concepto o a cuenta, de cualquier Impuesto que grave dichas cantidades en la actualidad o en lo futuro, pagadero en cualquier jurisdiccion, excepto por el impuesto sobre la renta (o cualquiera que lo sustituya) pagadero por cualquier acreedor, sobre sus ingresos o activos totales conforme a las leyes, reglamentos y demas disposiciones legales en Mexico. Si en cualquier ocasion cualquier autoridad de cualquier jurisdiccion con derecho a ello impone, carga o cobra cualquier impuesto, derecho, contribucion, tributo, retencion, deduccion, carga, gravamen u otra responsabilidad fiscal junto con intereses, recargos, sanciones, multas o cargos derivados de los mismos ("IMPUESTOS"), sobre o respecto a este Pagare, o a cualquier pago que deba hacerse conforme al mismo, el Suscriptor pagara a la autoridad fiscal correspondiente, por cuenta del tenedor de este Pagare, el monto de cualquiera de dichos Impuestos, y pagara al tenedor de este Pagare las cantidades adicionales que se requieran para asegurar que el tenedor de este Pagare reciba la cantidad integra que hubiera recibido si no se hubiesen pagado o retenido dichos Impuestos, y entregara al tenedor de este Pagare los recibos originales u otras constancias satisfactorias para el tenedor de este Pagare, del pago de cualquier Impuesto, dentro de los 30 (treinta) dias siguientes a la fecha en que dicho Impuesto sea exigible y pagadero, conforme a las disposiciones legales aplicables; todo lo anterior, salvo que cualesquiera de dichos

Impuestos deriven de la negligencia grave, dolo o mala fe del tenedor del presente Pagare o en el caso del impuesto sobre la renta (o cualquiera que lo sustituya) pagadero por cualquier acreedor, sobre sus ingresos o activos totales conforme a las leyes, reglamentos y demas disposiciones legales en Mexico.

Para efectos de este Pagare, los siguientes terminos tendran los siguientes significados:

"DIA HABIL" significa cualquier dia excepto sabado, domingo y cualquier dia que en la Ciudad de Mexico sea un dia de descanso obligatorio o un dia en el que las instituciones bancarias esten autorizadas u obligadas por ley u otra disposicion gubernamental a mantener sus puertas cerradas.

"FECHA DE PAGO DE INTERESES" significa el ultimo dia de cada Periodo de
Intereses.

"PERIODO DE INTERESES" significa cada periodo de 28 dias calendario con base en el cual se calcularan los intereses que cause la suma principal insoluta de este Pagare; en la inteligencia de que (i) el primer Periodo de Intereses comenzara en la fecha de este Pagare y terminara en el dia numericamente correspondiente en el mes calendario que sea 28 dias calendario despues de la fecha del presente Pagare y, (ii) cada Periodo de Intereses siguiente comenzara el dia siguiente al ultimo dia del Periodo de Intereses inmediato anterior y terminara en el dia numericamente correspondiente en el mes calendario que sea 28 dias calendario despues de la misma; en el entendido, que todas las disposiciones anteriores relacionadas con Periodos de Intereses estan sujetas a lo siguiente: (a) si cualquier Periodo de Intereses termina en un dia que no sea un Dia Habil, dicho Periodo de Intereses terminara el Dia Habil inmediato anterior; y (b) cualquier Periodo de Intereses que se encuentre vigente en la Fecha de Vencimiento, terminara en dicha fecha.

"TIIE" significa la Tasa de Interes Interbancaria de Equilibrio, a plazo de veintiocho dias, publicada por Banco de Mexico en el Diario Oficial de la Federacion en la fecha de inicio del Periodo de Intereses correspondiente, o en caso de que no se publique en esa fecha, el que se publique en el Dia Habil inmediato anterior.

Este Pagare se regira e interpretara de acuerdo con las leyes de los Estados Unidos Mexicanos.

Para cualquier demanda, accion o procedimiento que derive o se relacione con este Pagare, el Suscriptor y el tenedor del presente Pagare expresa e irrevocablemente se someten a la jurisdiccion de los tribunales federales competentes de Mexico, ubicados en el Distrito Federal, Estados Unidos Mexicanos, y en este acto renuncian expresa e irrevocablemente a cualquier otra jurisdiccion a la que pudieran tener derecho por razon de sus respectivos domicilios presentes o futuros, o por razon del lugar de pago de este Pagare o por cualquier otro motivo.

El Suscriptor en este acto dispensa al tenedor del presente Pagare de realizar previamente cualquier diligencia, demanda, protesto, presentacion, notificacion de no aceptacion y notificacion o demanda alguna de cualquier naturaleza, para obtener el pago del presente Pagare a lo cual el Suscriptor en este acto renuncia irrevocablemente.

Ningun ejercicio parcial o individual de cualquier derecho, facultad o privilegio conforme a este Pagare impide o limita cualquier otro o futuro ejercicio de dichos derechos, facultades o privilegios o el ejercicio de cualquier otro derecho, facultad o privilegio conforme a este Pagare.

El Suscriptor y Grupo Televisa, S.A., en su caracter de avalista, han firmado este Pagare en la fecha abajo mencionada.

                Mexico, Distrito Federal, a 21 de abril de 2006

                                 EL SUSCRIPTOR

                           INNOVA, S. DE R.L. DE C.V.

      Por:___________________________     Por:___________________________
      Nombre: Alexandre Moreira Penna     Nombre: Maria Azucena Dominguez
                Da Silva                              Cobian
            Cargo: Apoderado                     Cargo: Apoderado

                                    POR AVAL

                              GRUPO TELEVISA, S.A.

Por:___________________________                  Por:___________________________
   Nombre: [_______________]                        Nombre: [_______________]
       Cargo: Apoderado                                 Cargo: Apoderado

                                    Anexo "C"

      La Acreditada y la Fiadora deberan entregar al Banco en o antes de la Fecha de Disposicion la siguiente documentacion.

-     Estados financieros internos al 31 de diciembre del 2005

-     Estados financieros auditados al 31 de diciembre del 2004

-     Copia de Acta Constitutiva y estatutos sociales vigentes

-     Copia de Poderes

-     Copia de RFC y cedula de registro

-     Comprobante de domicilio

-     Copia de la identificacion oficial de apoderados